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FINAL VERSION 34073642 Date 5 May 2021 as amended and restated on ___ May 2022 ____________________________________________________________________________ SIGNA Sports United GmbH as Company SIGNA Sports United GmbH Internetstores Holding GmbH internetstores GmbH as Borrowers and Guarantors SIGNA Sport Online GmbH Dolphin France SAS Tennis-Point GmbH Wiggle Limited as Guarantors Landesbank Baden-Württemberg as Mandated Lead Arranger, Bookrunner, Underwriter and Documentation Agent Landesbank Baden-Württemberg as Agent and Security Agent and others ____________________________________________________________________________ EUR 100,000,000 REVOLVING FACILITY AGREEMENT 76422519 -SOLADEST- 4/5/2021-10:36:40 ____________________________________________________________________________ 30 34073642v9 2 CONTENTS Clause Page 1. Definitions And Interpretation ............................................................................................. 4 2. The Facilities ........................................................................................................................ 24 3. Purpose ................................................................................................................................ 27 4. Conditions Of Utilisation .................................................................................................... 27 5. Utilisation ............................................................................................................................. 28 6. Repayment ........................................................................................................................... 29 7. Prepayment And Cancellation ........................................................................................... 31 8. Interest ................................................................................................................................. 35 9. Interest Periods ................................................................................................................... 36 10. Changes To The Calculation Of Interest .......................................................................... 37 11. Fees ...................................................................................................................................... 39 12. Tax Gross Up And Indemnities .......................................................................................... 39 13. Increased Costs .................................................................................................................. 47 14. Other Indemnities ................................................................................................................ 49 15. Mitigation By The Lenders ................................................................................................. 50 16. Costs And Expenses .......................................................................................................... 51 17. Guarantee And Indemnity .................................................................................................. 52 18. Representations .................................................................................................................. 62 19. Information Undertakings .................................................................................................. 67 20. Financial Covenants ........................................................................................................... 74 21. General Undertakings ......................................................................................................... 75 22. Events Of Default ................................................................................................................ 90 23. Changes To The Lenders ................................................................................................... 94 24. Changes To The Obligors ................................................................................................ 100 25. Role Of The Agent And The Arranger ............................................................................. 103 26. The Security Agent ........................................................................................................... 113 27. Conduct Of Business By The Finance Parties .............................................................. 130 28. Sharing Among The Finance Parties .............................................................................. 130 29. Payment Mechanics .......................................................................................................... 132 30. Notices ............................................................................................................................... 136 31. Calculations And Certificates .......................................................................................... 139 32. Partial Invalidity ................................................................................................................. 140 33. Remedies And Waivers .................................................................................................... 140 34. Amendments And Waivers .............................................................................................. 140 35. Confidential Information................................................................................................... 145 36. Confidentiality Of Funding Rates .................................................................................... 150 34073642v9 3 37. Governing Law .................................................................................................................. 151 38. Enforcement ...................................................................................................................... 152 SCHEDULE 1 PART I THE OBLIGORS AT THE EFFECTIVE DATE ....................................... 154 SCHEDULE 1 PART II THE LENDERS AT THE EFFECTIVE DATE........................................ 155 SCHEDULE 2 CONDITIONS PRECEDENT PART I CONDITIONS PRECEDENT TO INITIAL UTILISATION ...................................................................................................................... 156 SCHEDULE 2 CONDITIONS PRECEDENT PART II CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR ..................................................... 160 SCHEDULE 3 UTILISATION REQUEST .................................................................................... 163 SCHEDULE 4 FORM OF EXTENSION REQUEST .................................................................... 166 SCHEDULE 5 FORM OF TRANSFER CERTIFICATE ............................................................... 167 SCHEDULE 6 FORM OF ACCESSION LETTER ....................................................................... 170 SCHEDULE 7 FORM OF RESIGNATION LETTER ................................................................... 171 SCHEDULE 8 EXISTING SECURITY ......................................................................................... 172 SCHEDULE 9 EXISTING FINANCIAL INDEBTEDNESS .......................................................... 173 SCHEDULE 10 FORM OF COMPLIANCE CERTIFICATE ........................................................ 174 SCHEDULE 11 TIMETABLES .................................................................................................... 175 SCHEDULE 12 FORM OF PROCESS AGENT APPOINTMENT LETTER ............................... 176 SCHEDULE 13 SCREEN RATE CONTINGENCY PERIODS .................................................... 177 34073642v9 4 THIS AGREEMENT was originally dated 5 May 2021 and amended and restated on ___ May 2022 and made between: (1) SIGNA SPORTS UNITED GMBH a German limited liability company (Gesellschaft mit beschränkter Haftung) registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Munich under registration number HRB 241442 as a borrower and company (a "Borrower" and the "Company"); (2) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original borrowers (together with the Company the "Original Borrowers"); (3) THE SUBSIDIARIES of the Company listed in Part I of Schedule 1 as original guarantors (together with the Company the "Original Guarantors") and additional guarantors; (4) LANDESBANK BADEN-WÜRTTEMBERG as mandated lead arranger (the "Arranger"); (5) LANDESBANK BADEN-WÜRTTEMBERG as bookrunner and underwriter (the "Bookrunner" and "Underwriter"); (6) THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 as lenders (the "Current Lenders"); (7) LANDESBANK BADEN-WÜRTTEMBERG as agent of the other Finance Parties (the "Agent"); and (8) LANDESBANK BADEN-WÜRTTEMBERG as security agent of the other Finance Parties (the "Security Agent"). IT IS AGREED as follows: 1. Definitions And Interpretation 1.1 Definitions In this Agreement: "Accession Letter" means a document substantially in the form set out in Schedule 6 (Form of Accession Letter). "Additional Borrower" means a company which becomes an Additional Borrower in accordance with Clause 24 (Changes to the Obligors). "Additional Guarantor" means Wiggle Limited and each company which becomes an Additional Guarantor in accordance with Clause 24 (Changes to the Obligors). 30

34073642v9 5 "Additional Obligor" means an Additional Borrower or an Additional Guarantor. "Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company. "Amendment and Restatement Agreement" means an amendment and restatement agreement between the Parties hereof dated ___ May 2022 by which this Agreement has been amended and restated and to which this Agreement is attached. "Anti-Boycott Laws" means (a) Section 7 German Foreign Trade Ordinance (Außenwirtschaftsverordnung); or (b) Council Regulation (EC) No. 2271/96 of 22 November 1996 as amended by Council Regulation (EC) No. 807/2003 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom, as amended from time to time; or (c) any other anti boycott or blocking law or regulation or statute applicable that is in force from time to time. "Anti-Corruption Laws" means the US Foreign and Corrupt Practices Act 1977 and the UK Bribery Act 2010 as well as any other applicable provisions designed to prevent venality or corruption. "Anti-Money Laundering Laws" means the German Anti-Money Laundering Act (Geldwäschegesetz) and the US Money Laundering Control Act 1986 as well as any other applicable provisions designed to prevent money laundering, including statutory provisions defined as predicate offences to money laundering and related implementing rules as well as such or related rules enacted or enforced by administrative authorities. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Availability Period" means the period from and including the date of this Agreement to and including the date falling one (1) Month prior to the Termination Date. "Available Commitment" means a Lender's Commitment under the Facility minus: (a) the amount of its participation in any outstanding Loans under the Facility; and 30 34073642v9 6 (b) in relation to any proposed Utilisation, the amount of its participation in any Loans that are due to be made under the Facility on or before the proposed Utilisation Date, (other than that Lender's participation in Loans under the Facility that are due to be repaid or prepaid on or before the proposed Utilisation Date). "Available Facility" means, the aggregate for the time being of each Lender's Available Commitment in respect of the Facility. "Available Liquidity" means cash, cash equivalents and undrawn committed credit lines with a remaining term of at least six (6) months. "Base Currency" means euro. "Borrower" means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 24 (Changes to the Obligors). "Break Costs" means the amount (if any) by which: (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period; exceeds: (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period. "Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Stuttgart and which is a TARGET Day. "Charged Property" means all assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security. "Code" means the US Internal Revenue Code of 1986. 34073642v9 7 "Commitment" means: (a) in relation to the Original Lender, the amount set opposite its name under the heading "Commitment" in Part II of Schedule 1 (The Lenders at the Effecitve Date) and the amount of any other Commitment transferred to it under this Agreement; (b) in relation to any other Lender, the amount of any Commitment transferred to it under this Agreement, to the extent not cancelled, reduced or transferred by it under this Agreement. "Compliance Certificate" means a certificate substantially in the form set out in Schedule 10 (Form of Compliance Certificate). "Confidential Information" means all information relating to the Company, any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under the Finance Documents or the Facility from either: (a) any member of the Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes: (i) information that: (A) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 35 (Confidential Information); or (B) is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or (C) is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as 34073642v9 8 far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and (ii) any Funding Rate. "Consolidated Adjusted EBITDA" means, in relation to any period, the consolidated net income of the Group, before: (a) deduction of any taxes on income; (b) deduction of any interest and similar expenses; (c) addition of any interest and similar income; (d) deduction of any depreciation, amortisation as well as impairment changes; (e) deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributed to minority interests; (f) deducting exceptional items which are stated as exceptional by the relevant auditor at a maximum of EUR 10,000,000 per annum. "Default" means an Event of Default or any event or circumstance specified in Clause 22 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default. "Effective Date" means the "Effective Date" as such term is defined in the Amendment and Restatement Agreement. "Eligible Institution" means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not a member of the Group. "Equity Commitment IA" means an amount of EUR 30,000,000 made available to the Company by its existing direct or indirect shareholders by way of a capital increase or Shareholder Loans.

34073642v9 9 "Equity Commitment IB" means an amount of EUR 20,000,000 less the respective Equity Commitment Reduction Amount made available to the Company by its existing direct shareholder by way of capital increase or Shareholder Loans. "Equity Commitment II" means an amount of EUR 100,000,000 made available to the Company by its direct shareholder by way of a capital increase or Shareholder Loans. "Equity Commitment III" means an amount of EUR 50,000,000 less the respective Equity Commitment Reduction Amount made available to the Company by SIGNA Holding GmbH. "Equity Commitment Reduction Amount" means the amount exceeding EUR 100,000,000 (to be attributed firstly to Equity Commitment III and secondly to Equity Commitment IB which the Company has received by way of (i) capital increase or (ii) Shareholder Loans from the direct shareholder, where the evidence of receipt and the calculation of the reduction is satisfactory to the Lenders. For the avoidance of doubt: amounts up to an amount of EUR 100,000,000 provided by the direct shareholder of the Company shall first be attributable to the Equity Commitment II and any amounts exceeding the Equity Commitment II shall also be considered a reduction amount within the meaning of this definition. "Equity Commitments" means the Equity Commitment IA, the Equity Commitment IB, the Equity Commiment II and the Equity Commitment III. "Equity Commitment Letter" means any letter or other contractual obligation (in each case satisfactory to the Lenders) by a direct or indirect shareholder of the Company confirming, inter alia, such "EURIBOR" means, in relation to any Loan in euro: (a) the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or (b) as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero. "Event of Default" means any event or circumstance specified as such in Clause 22 (Events of Default). "Existing Convertible Loans" has the meaning ascribed to this term in Clause 21.21 (Subordiantion of Convertible Debt). "Existing Facilities Agreement" means the EUR 50,000,000 facilities agreement dated 3 February 2020 between, inter alia, internetstores Holding GmbH as company, original borrower and 34073642v9 10 original guarantor, internetstores GmbH as original borrower and original guarantor, certain companies named therein as original guarantors and SIGNA Sports United GmbH as supplementary guarantor, Landesbank Baden-Württemberg GmbH as mandated lead arranger, bookrunner, facility agent and security agent, Deutsche Bank AG, Filiale Deutschlandgeschäft and Kreissparkasse Esslingen- Nürtingen as lead arrangers and certain financial institutions referred to therein as original lenders. "Extension Request" means a request for the extension of the Termination Date pursuant to Clause 2.2(Extension Option) substantially in the form of Schedule 4 (Form of Extension Request). "External Expert" means PricewaterhouseCoopers LLP (or any other reputable globally active financial advisory firm satisfactory to the Lenders). "Facility" means the revolving loan facility made available under this Agreement as described in Clause 2.1 (The Revolving Facility). "Facility Office" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement. "Familie Benko Privatstiftung" means Familie Benko Privatstiftung, an Austrian private foundation (Privatstiftung) registered with the commercial register (Firmenbuch) of the regional court (Landesgericht) of Innsbruck under registration number FN 209416 s. "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or 34073642v9 11 (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "Fee Letter" means any letter or letters dated on or about the date of this Agreement or the date of the Amendment and Restatement Agreement between the Arranger and the Company (or the Agent or any Lender and the Company) setting out any of the fees referred to in Clause 11 (Fees) or in the Amendment and Restatement Agreement. "Finance Document" means this Agreement, the Amendment and Restatement Agreement, the Global Transfer Agreement, any Transaction Security Document, any Subordination Agreement, the Mandate Letter, any Fee Letter, any Extension Request, any Accession Letter, any Resignation Letter, any Equity Commitment Letter and any other document designated as such by the Agent and the Company. "Finance Party" means the Agent, the Security Agent, the Arranger, the Bookrunner, the Underwriter or a Lender. "Financial Indebtedness" means any indebtedness (without double counting) for or in respect of: (a) moneys borrowed; (b) any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent; (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, commercial papers, debentures, loan stock or any similar instrument; (d) any other instrument which is to be accounted for as financial indebtedness according to IFRS (including IFRS 16); (e) receivables sold or discounted (other than any receivables to the extent they are sold or discounted on a non-recourse basis), except for any payment methods in the ordinary course of business (e.g. "Klarna Bank AB") which shall not be considered Financial Indebtedness hereunder; 34073642v9 12 (f) any amount raised under any other transaction (including any forward sale or purchase agreement) of a type not referred to in any other paragraph of this definition having the commercial effect of a borrowing, except for the existing purchasing group cooperation with Sport2000/DZB and Intersport which shall not be considered as Financial Indebtedness hereunder; (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close-out of that derivative transaction, that amount) shall be taken into account); (h) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and (i) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (h) above. "First Extension Date" means the date falling four (4) years after the date of this Agreement. "Funding Rate" means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 10.3 (Cost of funds). "GAAP" means generally accepted accounting principles in the relevant Obligor's jurisdiction of incorporation, including IFRS. "Global Transfer Agreement" means the global transfer agreement dated 26 August 2021 in relation to this Agreement between, inter alios, SIGNA Sports United GmbH as Company, Citicorp North America Inc, Kreissparkasse Esslingen-Nürtingen and UniCredit Bank AG as New Lender and Landesbank Baden-Württemberg as Existing Lender, Agent, Bookrunner and Underwriter. "Group" means the Company and its Subsidiaries for the time being. "Guarantor" means an Original Guarantor or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 24 (Changes to the Obligors). "Guarantor Coverage" has the meaning ascribed to this term in paragraph (a) of Clause 21.20 (Guarantor Coverage).

34073642v9 13 "Historic Screen Rate" means, in relation to any Loan, the most recent applicable Screen Rate for the currency of that Loan and for a period equal in length to the Interest Period of that Loan and which is as of a day which is no more than five (5) days before the Quotation Day. "Holding Company" means, in relation to a person, any other person in respect of which it is a Subsidiary. "IFRS" means international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements. "Interest Period" means, in relation to a Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest and lump sum damages). "Interpolated Historic Screen Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each for the currency of that Loan and each of which is as of a day which is no more than five (5) days before the Quotation Day. "Interpolated Screen Rate" means, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and (b) the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of the Specified Time for the currency of that Loan. 34073642v9 14 "Lender" means: (a) the Original Lender; (b) the Current Lenders; and (c) any bank, financial institution, trust, fund or other entity which has become a Party as a "Lender" in accordance with Clause 23 (Changes to the Lenders), which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement. "Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan. "Logistic Project" means the greenfield 3PL-logisticts project with respect to the operation of a distribution warehouse in Hockenheim, Germany, based on the agreement entered into between Tennis- Point GmbH, Internetstores GmbH on the one hand and Rhenus Warehousing Solutions SE & Co. KG as logisticts service provider on the other hand on 31 March 2021. "Majority Lenders" means a Lender or Lenders whose Commitments aggregate more than 66 % of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 % of the Total Commitments immediately prior to the reduction). "Mandate Letter" means the mandate Letter between the Arranger and the Company dated 14 April 2021. "Margin" means 3.50 per cent. per annum as of the Effective Date and until the date the Compliance Certificate in relation to 31 Initial Period and shall then be adjusted in accordance with this Agreement. Thereafter, the applicable Margin shall be determined by reference to the Net Leverage Ratio as shown in the most recent Compliance Certificate in accordance with the following table: Net Leverage Ratio Margin (% per annum) x > 2.00:1 2.50 1.00:1 < x 2.00:1 2.00 x 1.75 34073642v9 15 provided that any adjustment of the Margin shall take effect from (and including) the date (the "Reset Date") falling three (3) Business Days after the date on which the Agent received from the Company the relevant Compliance Certificate with respect to any Interest Period commencing after the Reset Date. At any time when an Event of Default is continuing, the Margin shall be the highest Margin as per the above margin ratchet plus 1.00 per cent per annum, respectively a total 4.50 per cent. within the Initial Period (as defined above). "Material Adverse Effect" means a material adverse effect on (a) the business, operations, assets, condition (financial or otherwise) of an Obligor or the Group taken as a whole, (b) the ability of the Obligors to perform their obligations under any Finance Document; or (c) subject to any limiting general principles of law which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), the validity or enforceability of (or the effectiveness or ranking of, any Security granted or purported to be granted under) of any Finance Document unless such defect is capable of remedy and is remedied within ten (10) Business Days of the earlier of (i) the Agent giving notice to the Company or relevant Obligor and (ii) the Company or an Obligor becoming aware of such defect or the rights or remedies of any Finance Party under any of the Finance Documents. "Material Company" means at any time: (a) an Obligor, or (b) a wholly owned member of the Group that holds shares in an Obligor; or (c) a Subsidiary of the Company which has assets (calculated on a consolidated basis) or EBITDA (calculated on a consolidated basis) representing 10% or more of the consolidated gross assets or the Consolidated Adjusted EBITDA of the Group. Compliance with the conditions set out in paragraph (c) shall be determined by reference to the most recent annual Compliance Certificate delivered by the Company and audited financial statements of that Subsidiary (consolidated in the case of a Subsidiary which itself has Subsidiaries) and the latest annual audited consolidated financial statements of the Group. However, if a Subsidiary has been acquired since the date as at which the latest audited consolidated financial statements of the Group were prepared, the financial statements shall be adjusted on a pro forma basis in order to take into account the acquisition of that Subsidiary (that adjustment being certified by a director of the Company who has sole power of representation (Einzelvertretungsmacht) or by two directors who have joint power of representation 34073642v9 16 (Gesamtvertretungsmacht) as representing an accurate reflection of the revised EBITDA or assets of the Group. A report by the Auditors of the Company that a Subsidiary is or is not a Material Company shall, in the absence of manifest error, be conclusive and binding on all Parties. "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period. "Net Financial Indebtedness" means the total Financial Indebtedness (for the avoidance of doubt without taking into account subordinated shareholder loans) of the Group less cash. "Net Leverage Ratio" means the ratio of Net Financial Indebtedness to Consolidated Adjusted EBITDA. "New Lender" has the meaning given to that term in Clause 23 (Changes to the Lenders). "Obligor" means a Borrower or a Guarantor. "Original Financial Statements" means in relation to each Original Obligor, its audited unconsolidated financial statements for its financial year ended 30 September 2020. "Original Lender" means Landesbank Baden-Württemberg. "Original Obligor" means an Original Borrower or an Original Guarantor. "Original Termination Date" means the date falling three (3) years after the date of this Agreement.

34073642v9 17 "Participating Member State" means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union. "Party" means a party to this Agreement. "Qualifying Lender" has the meaning given to it in Clause 12 (Tax gross-up and indemnities). "Quotation Day" means, in relation to any period for which an interest rate is to be determined two TARGET Days before the first day of that period (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)). "Refinancing Report" means the final refinancing report by PricewaterhouseCoopers LLP with the title "Project Olympics Refinancing Report" and dated 26 April 2022 together with its addendum dated 11 May 2022 which is in line with the current financial planning of the management of the Company. "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund. "Relevant Market" means, in relation to euro, the European interbank market. "Repeated Representations" means each of the representations set out in Clauses 18.1 (Status) to 18.9 (No Default) and paragraph (c) of Clause 18.10 (No misleading information) and Clauses 18.11 (Financial Statements) to Clause 18.17 (Sanctions / Anti-Money Laundering / Anti-Corruption). "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Resignation Letter" means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter). "Rollover Loan" means one or more Loans (a) made or to be made on the same day that a maturing Loan under the Facility is due to be repaid; 34073642v9 18 (b) the aggregate amount of which is equal to or less than the amount of the maturing Loan; and (c) made or to be made to the same Borrower for the purpose of refinancing that maturing Loan. "Sanctions Restricted Country" means any country or territory which is subject to country-/territory- wide, comprehensive Sanctions (as of the date of this Agreement the Ukraine region Crimea, Cuba, Iran, North Korea, South Sudan, Sudan, and Syria). "Sanctions Restricted Person" means any person (a) listed on a Sanctions List or who is directly or indirectly owned (holding combined 50 per cent or more of the shares) or controlled by or acting on behalf of one or more persons who themselves are listed on a Sanctions List; (b) who is located in or organised under the jurisdiction of a Sanctions Restricted Country; or (c) who is in any other way subject of Sanctions. "Sanctions" means any economic, financial or other restrictions by virtue of person-, country- or goods/service-related embargoes, foreign trade laws, regulations, rules or measures enacted, enforced or monitored by any Sanctions Authority. "Sanctions Authorities" means (a) the United Nations; (b) the European Union and its member states; (c) the United States of America; (d) the United Kingdom; or (e) any body, governmental authority or other authority of one of the foregoing countries or organisations, including, without limitation, the "United States Department of Treasury's Office of Foreign Assets Control" (OFAC), the "United States Department of State", the "United States Department of Commerce" and the "Office of Financial Sanctions Implementation Her Majesty's Treasury" (OFSI). 34073642v9 19 "Sanctions List" means any Sanctions-related list administered by or any publication of person-related Sanctions by any Financial Sanctions Targets in the UK. "Second Extension Date" means the date falling five (5) years after the date of this Agreement. "Screen Rate" means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (any correction, recalculation or republication by the administrator shall only be taken into account, if the error is such that the refixed rate will vary by at least two (2) basis points of the originally published rate) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Company. "Security" means a mortgage, land charge, charge, pledge, lien, assignment or transfer for security purposes, retention of title arrangement or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Shareholder Loan" means any loan contractually subordinated pursuant to section 39 para 2 of the German Insolvency Act (Insolvenzordnung) to the claims specified in section 39 para 1 nos. 1 to 5 InsO in the Subordination Agreement and provided to the Company by any of its direct or indirect shareholders. "Shareholder Loan SIGNA" means the shareholder loan agreement in the amount of up to EUR 50,000,000 (with an increase option providing for additional EUR 50,000,000 as of 1 July 2023), dated 3 May 2022 between SIGNA Sports United N.V. as borrower and SIGNA Holding GmbH as lender. "Shareholder Loan HoldCo" means the third party beneficial (echter Vertrag zu Gunsten Dritter) shareholder loan agreement in the amount of up to EUR 50,000,000, dated 27 May 2022 between the Company as borrower and SIGNA Sports United N.V. as lender. "Share Pledge Agreement" means the German law governed share pledge agreement relating to all shares and ancillary rights in Internetstores Holding GmbH. "SPAC Structure Memorandum" means the structure memorandum prepared by Skadden, Arps, Slate, Meagher & Florn LLP and Affiliates dated 30 April 2021 with the title "Project Olympics High Level Straw Man Structure". 34073642v9 20 "SPAC Transaction" means the business combination between the Company and a special purpose acquisition company (SPAC) resulting in the ownership of all or substantially all of the shares in, or the assets or business of, the Company by a newly established Dutch stock corporation (TopCo NV), all as substantially set out in the SPAC Structure Memorandum. "Special Situation Fund" means a distressed, hedge, special or other opportunities fund. "Specified Time" means a day or time determined in accordance with Schedule 11 (Timetables). "Subordination Agreement" means a subordination agreement in relation to shareholder loans entered into between, inter alios, the shareholders of the Company, the Company and the Finance Parties. "Subsidiary" means a subsidiary within the meaning of sections 15 - 17 Stock Corporation Act (Aktiengesetz). "TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007. "TARGET Day" means any day on which TARGET2 is open for the settlement of payments in euro. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). "Termination Date" means the Original Termination Date, the First Extension Date or the Second Extension Date, as applicable. "Total Commitments" means the aggregate of the Commitments, being EUR 100,000,000 at the date of this Agreement. "Transaction Security" means the Security created or expressed to be created in favour of the Security Agent and/or Lenders pursuant to the Transaction Security Documents. "Transaction Security Documents" means the Share Pledge Agreement together with any other document entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents. "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Company.

34073642v9 21 "Transfer Date" means, in relation to an assignment and transfer by way of assumption of contract (Vertragsübernahme) pursuant to Clause 23.6 (Procedure for assignment and transfer by way of assumption of contract (Vertragsübernahme)), the later of: (a) the proposed Transfer Date specified in the Transfer Certificate; and (b) the date on which the Agent executes the Transfer Certificate. "Treasury Transactions" means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price. "UK Acquisition" means the acquisition of all shares in Mapil TopCo Limited, the ultimate holding company of WiggleCRC Group, by the Company in accordance with the terms set forth in the umbrella agreement dated 28 January 2021 between, among others, Bridgepoint Europe IV (Nominees) Limited and the Company. "Unpaid Sum" means any sum due and payable but unpaid by an Obligor under the Finance Documents. "US" means the United States of America. "US Tax Obligor" means: (a) a Borrower which is resident for tax purposes in the US; or (b) an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. "Utilisation" means a utilisation of the Facility. "Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made. "Utilisation Request" means a notice substantially in the form set out in Schedule 3 (Utilisation Requests). "VAT" means: (a) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and 34073642v9 22 (b) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraph (a) above, or imposed elsewhere. 1.2 Construction (a) Unless a contrary indication appears, any reference in this Agreement to: (i) the "Agent", the "Security Agent", the "Arranger", any "Finance Party", any "Lender", any "Obligor" or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents; (ii) "assets" includes present and future properties, revenues and rights of every description; (iii) "director" includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand); (iv) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated; (v) a "group of Lenders" includes all the Lenders; (vi) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent; (vii) a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); (viii) a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental 34073642v9 23 or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; (ix) a provision of law is a reference to that provision as amended or re-enacted; and (x) a time of day is a reference to Stuttgart time. (b) The determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement. (c) Section, Clause and Schedule headings are for ease of reference only. (d) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement. (e) A Default (other than an Event of Default) is "continuing" if it has not been remedied or waived and an Event of Default is "continuing" if it has not been waived. (f) Subject to Clause 34.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. (g) The use of the word "or" in enumerations means a cumulative linking of the individual bullet points. (h) Any reference to "the date of this Agreement" shall be a reference to the original signing date (i.e. 5 May 2021). (i) Nothing in this Agreement shall be construed so as to exclude the liability of any person for its own wilful misconduct (Vorsatz). 1.3 Currency symbols and definitions " ", "EUR" and "euro" denote the single currency of the Participating Member States. 1.4 This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, 34073642v9 24 where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail. 1.5 Dissapplication of Sanctions provisions Provisions of this Agreement relating to Sanctions, such as Sanctions provisions in Clause 7.1 (Illegality), Clause 18.17 (Sanctions / Anti-Mones Laundering / Anti-Corruption), Clause 19.6 (Compliance relates proceedings), Clause 21.19 (Sanctions / Anti-Mones Laundering / Anti- Corruption), are only applicable to the extent that agreement on them does not conflict with any applicable Anti-Boycott Laws. 2. The Facilities 2.1 The Revolving Facility Subject to the terms of this Agreement, the Lenders make available to the Borrowers a revolving loan facility in an aggregate amount equal to the Total Commitments. 2.2 Extension Option (a) By giving the Agent an Extension Request not more than (ninety) 90 days and not less than forty-five (45) days prior to the first anniversary of the date of this Agreement, the Company may request that the Original Termination Date be extended for one year until the First Extension Date. (b) Without prejudice to paragraph (a) above, by giving the Agent an Extension Request within a time period from 1 July 2023 to 31 July 2023, the Company may request that: (i) the Initial Termination Date be extended for one (1) year until the First Extension Date or for two (2) years until the Second Extension Date if the Company has not served an Extension Request pursuant to paragraph (a)above; (ii) Lenders, that have not agreed to an Extension Request pursuant to paragraph (a) above, agree that the Original Termination Date be extended for one (1) year until the First Extension Date or for two (2) years until the Second Extension Date; and/or (iii) Lenders, that have already agreed that the Original Termination Date be extended until the First Extension Date, agree that the Original Termination Date is further extended until the Second Extension Date.

34073642v9 25 (c) Promptly upon receipt of an Extension Request, the Agent shall notify the Lenders of such Extension Request. (d) Each Lender shall notify the Agent no later than twenty (20) days following receipt of the relevant Extension Request whether or not it agrees to extend the Termination Date in respect of its Commitments and participations in the Loans. If any Lender fails to so notify the Agent or does not agee to extend its Commitment, subject to the provisions of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender) below, the Temination Date in respect of that Lender will not be extended. (e) The Company shall only be entitled to deliver an Extension Request according to paragraph (b) above if the Equity Commitment IA, the Equity Commitment IB and the Equity Commitment II have been provided in accordance with Clause 21.24 (Equity Commitments). (f) Each Lender may, in its free discretion, decide whether or not to agree to an Extension Request and nothing in this Agreement constitutes an obligation of any Lender to agree to any Extension Request. (g) If not all the Lenders agree to an Extension Request, the Company shall have the right to withdraw its Extension Request within twenty (20) days upon being notified by the Agent to that extent and the Termination Date shall then not be extended pursuant to this Clause 2.2. (h) Without prejudice to Clause 5.5 (Cancellation of Commitment) the participations and Available Commitments of those Lenders which have not agreed to the Extension Request pursuant to paragraph (a) and/or paragraph (b) above shall be repaid and cancelled in full (in relation to Lenders that have not agreed to any postponement of the Original Termination Date) on the Original Termination Date or (in relation to Lenders that have agreed to a postponement until the First Extension Date) on the First Extension Date. 2.3 Finance Parties' rights and obligations (a) The obligations of each Finance Party under the Finance Documents are several and do not constitute a joint obligation (Ausschluss der gesamtschuldnerischen Haftung). Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 34073642v9 26 (b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and do not constitute a joint creditorship (Ausschluss der Gesamtgläubigerschaft) and any debt arising under the Finance Documents to a Finance Party from an Obligor is, except as otherwise set out in this Agreement or any other Finance Document, a separate and independent debt (Ausschluss der gesamtschuldnerischen Haftung) in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party's participation in the Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor. (c) A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.4 Obligors' Agent (a) Each Obligor (other than the Company) by its execution of this Agreement or an Accession Letter irrevocably appoints the Company (acting through one or more authorised signatories) even if that action involves multi-representation, self-contracting, or the existence of any conflict of interest, to act on its behalf as its agent in relation to the Finance Documents (the " ") and irrevocably authorises: (i) the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and (ii) each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company, and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication. 34073642v9 27 (b) Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and any other Obligor, those of the Obligors' Agent shall prevail. (c) For the purposes of acting as their agent in accordance with this Clause, each of the Obligors exempts the Company from the restrictions imposed by Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (and any equivalent restriction under any applicable foreign law) in this respect. 3. Purpose 3.1 Purpose Each Borrower shall apply all amounts borrowed by it under the Facility towards refinancing of the Existing Facilities Agreement, for working capital purposes, capital expenditures (but excluding any acquisition or M&A activity). 3.2 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement. 4. Conditions Of Utilisation 4.1 Initial conditions precedent (a) No Borrower may deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting reasonable on the instruction of all Lenders). The Agent shall notify the Company and the Lenders promptly upon being so satisfied. (b) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders 34073642v9 28 authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 4.2 Further conditions precedent (a) The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date: (i) in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and (ii) the Repeated Representations made by each Obligor are true in all material respects. 4.3 Maximum number of Loans A Borrower may not deliver a Utilisation Request if as a result of the proposed Utilisation more than ten (10) Loans would be outstanding. 5. Utilisation 5.1 Delivery of a Utilisation Request A Borrower may utilise the Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. 5.2 Completion of a Utilisation Request (a) Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless: (i) the proposed Utilisation Date is a Business Day within the Availability Period; (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount); and (iii) the proposed Interest Period complies with Clause 9 (Interest Periods). (b) Only one Loan may be requested in each Utilisation Request.

34073642v9 29 5.3 Currency and amount (a) The currency specified in a Utilisation Request must be the Base Currency. (b) The amount of the proposed Loan must be a minimum of EUR 5,000,000 or in either case, if less, the Available Facility. 5.4 Lenders' participation (a) If the conditions set out in this Agreement have been met, and subject to Clause 6.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office. (b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan. 5.5 Cancellation of Commitment The Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period. 6. Repayment 6.1 Repayment of Loans (a) Each Borrower which has drawn a Loan shall repay that Loan on the last day of its Interest Period and no later than the Termination Date. (b) (a) above, if: (i) one or more Loans are to be made available to a Borrower: (A) on the same day that a maturing Loan under the Facility is due to be repaid by that Borrower; and (B) in whole or in part for the purpose of refinancing the maturing Loan under the Facility; and (ii) Loan to the amount of that maturing Loan is the same as the proportion borne by that 34073642v9 30 Loan, the aggregate amount of the new Loan shall, unless the Company notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Loan under the Facility so that: (A) if the amount of the maturing Loan exceeds the aggregate amount of the new Loan: (I) the relevant Borrower will only be required to make a payment under Clause 29.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and (II) each Lender having been made available and applied by the Borrower in or Loan under the Facility and that Lender will not be required to make a payment under Clause 29.1 (Payments to the Agent) in respect of its participation in the new Loan; and (B) if the amount of the maturing Loan is equal to or less than the aggregate amount of the new Loan: (I) the relevant Borrower will not be required to make a payment under Clause 29.1 (Payments to the Agent); and (II) each Lender will be required to make a payment under Clause 29.1 (Payments to the Agent) in respect of its participation in the new Loan only to the extent that its participation in the new in the new Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of that 34073642v9 31 7. Prepayment And Cancellation 7.1 Illegality If, (i) in any applicable jurisdiction, it becomes unlawful or contrary to any law, regulation or order in any jurisdiction for any Lender according to its assessment to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan or receive payments under this Agreement, or (ii) any Lender receives a notice from any Sanctions Authority Agreement might result in any liability in relation to an alleged violation of Sanctions: (a) that Lender shall promptly notify the Agent upon becoming aware of that event; (b) upon the Agent notifying the Company, each Available Commitment of that Lender will be immediately cancelled; and (c) to the extent that the Lender's participation has not been transferred pursuant to paragraph (d) of Clause 7.5 (Right of replacement or repayment and cancellation in relation to a single Lender), each Borrower shall repay that Lender's participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Company or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender's corresponding Commitment(s) shall be cancelled in the amount of the participations repaid. 7.2 Change of control (a) If any person or group of persons acting in concert, other than Familie Benko Privatstiftung, gains control of the Company: (i) the Company shall promptly notify the Agent upon becoming aware of that event; (ii) a Lender shall not be obliged to fund an Utilisation (except for a Rollover Loan); and (iii) if a Lender so requires and notifies the Agent within five (5) days of the Company notifying the Agent of the event, the Agent shall, by not less than five (5) days' notice to the Company, cancel the Commitment of that Lender and declare the participation of that Lender in all outstanding Loans, together with accrued interest, and all other amounts accrued under the Finance Documents 34073642v9 32 immediately due and payable, whereupon the Commitment of that Lender will be cancelled and all such outstanding Loans and amounts will become immediately due and payable. (b) For the purpose of paragraph (a) above: (i) "control" means acquiring at any time directly or indirectly 50 per cent. or more of the voting rights in the Company or 50 per cent. or more of the capital in the Company or otherwise exercises control within the meaning of section 17 German Stock Corporation Act (AktG); and (ii) acting in concert gemeinsam handelnd) has the meaning given to it in section 2 of paragraph 5 of the German Takeover Act (Wertpapiererwerbs- und Übernahmegesetz). 7.3 Voluntary cancellation The Company may, if it gives the Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 5,000,000) of an Available Facility. Any cancellation under this Clause 7.3 shall reduce the Commitments of the Lenders rateably under the Facility. 7.4 Voluntary prepayment of Loans The Borrower to which a Loan has been made may, upon the expiry of the Avilability Period for such Loan and if it gives the Agent not less than five (5) Business Days' (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Loan (but if in part, being an amount that reduces the amount of the Loan by a minimum amount of EUR 5,000,000). 7.5 Right of replacement or repayment and cancellation in relation to a single Lender (a) If: (i) any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up); or (ii) any Lender claims indemnification from the Company under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs), or

34073642v9 33 (iii) any Lender has not agreed to the Extension Request pursuant to paragraph (a)and/or paragraph (b) of Clause 2.2 (Extension Option) (as the case may be), the Company may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues, give the Agent notice of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender's participation in the Loans or give the Agent notice of its intention to replace that Lender in accordance with paragraph (d) below. (b) On receipt of a notice of cancellation referred to in paragraph (a) above, the Commitment(s) of that Lender shall immediately be reduced to zero. (c) On the last day of each Interest Period which ends after the Company has given notice of cancellation under paragraph (a) above (or, if earlier, the date specified by the Company in that notice), each Borrower to which a Loan is outstanding shall repay that Lender's participation in that Loan. (d) If: (i) any of the circumstances set out in paragraph (a) above apply to a Lender; or (ii) an Obligor becomes obliged to pay any amount in accordance with Clause 7.1 (Illegality) to any Lender, the Company may, on five (5) Business Days' prior notice to the Agent and that Lender, replace that Lender by requiring that Lender to (and, to the extent permitted by law, that Lender shall) assign and transfer by way of assumption of contract (Vertragsübernahme) pursuant to Clause 23 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 23 (Changes to the Lenders) for a purchase price in cash payable at the time of the transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loans and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents. (e) The replacement of a Lender pursuant to paragraph (d) above shall be subject to the following conditions: (i) the Company shall have no right to replace the Agent; 34073642v9 34 (ii) neither the Agent nor any Lender shall have any obligation to find a replacement Lender; (iii) in no event shall the Lender replaced under paragraph (d) above be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents; and (iv) the Lender shall only be obliged to assign and transfer its rights and obligations pursuant to paragraph (d) above once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. (f) A Lender shall perform the checks described in paragraph (e)(iv) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (d) above and shall notify the Agent and the Company when it is satisfied that it has complied with those checks. 7.6 Restrictions (a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment. (b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs (unless prepayment occurs at the end of an Interest Period), without premium or penalty. However, in relation to any prepayment made pursuant to Clause 7.1 (Illegality) prior to the end of the Interest Period Break Costs shall be calculated disregarding the applicable Margin (ohne Margenschaden). (c) Unless a contrary indication appears in this Agreement, any part of the Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement. (d) The Borrowers shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement. (e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated. 34073642v9 35 (f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Company or the affected Lender, as appropriate. (g) If all or part of any Lender's participation in a Loan is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further conditions precedent)), an amount of that Lender's Commitment (equal to the amount of the participation which is repaid or prepaid) will be deemed to be cancelled on the date of repayment or prepayment. 7.7 Application of prepayments Any prepayment of a Loan pursuant to or Clause 7.4 (Voluntary prepayment of Loans) shall be applied pro rata to each Lender's participation in that Loan. 8. Interest 8.1 Calculation of interest The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable: (a) Margin; and (b) EURIBOR. 8.2 Payment of interest The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and if the Interest Period is longer than six (6) Months, on the dates falling six-Monthly intervals after the first day of the Interest Period). 8.3 Default interest and lump sum damages (a) If an Obligor fails to pay any amount (other than interest) payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one (1.00) per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). If an Obligor fails to pay 34073642v9 36 interest payable by it under the Finance Documents on its due date, lump sum damages (pauschalierter Schadensersatz) shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). In the case of lump sum damages, the relevant Obligor shall be free to prove that no damages have arisen or that damages have not arisen in the asserted amount and any Finance Party shall be entitled to prove that further damages have arisen. Any interest or lump sum accruing under this Clause 8.3 shall be immediately payable by the Obligor on demand by the Agent. (b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan: (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. per annum higher than the rate which would have applied if the overdue amount had not become due. 8.4 Notification of rates of interest (a) The Agent shall promptly notify the relevant Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement. (b) The Agent shall promptly notify the relevant Borrower of each Funding Rate relating to a Loan. 9. Interest Periods 9.1 Selection of Interest Periods (a) A Borrower (or the Company on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan. (b) Subject to this Clause 9, a Borrower (or the Company) may select an Interest Period of one (1), three (3) or six (6) Months or of any other period agreed between the Company, the Agent and all the Lenders in relation to the relevant Loan.

34073642v9 37 (c) An Interest Period for a Loan shall not extend beyond the Termination Date. (d) A Loan has one Interest Period only. 9.2 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 10. Changes To The Calculation Of Interest 10.1 Unavailability of Screen Rate (a) Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan. (b) Shortened Interest Period: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate, the Interest Period of that Loan shall be shortened to the next shorter interest period and the applicable EURIBOR for that shortened Interest Period shall be determined pursuant to the definition of "EURIBOR". (c) Shortened Interest Period and Historic Screen Rate: If the Interest Period of a Loan is, after giving effect to paragraph (b) above, shortend and for the shortened Interest Period no Screen Rate is available for EURIBOR for the Interest Period of that Loan and it is not possible to calculate the Interpolated Screen Rate, the applicable EURIBOR shall be the Historic Screen Rate for that Loan. (d) Shortened Interest Period and Interpolated Historic Screen Rate: If paragraph (c) above applies but no Historic Screen Rate is available for the Interest Period of the Loan, the applicable EURIBOR shall be the Interpolated Historic Screen Rate for a period equal in length to the Interest Period of that Loan. (e) Cost of funds: If paragraph (d) above applies but it is not possible to calculate the Interpolated Historic Screen Rate, the Interest Period of that Loan shall, if it has been shortened pursuant to paragraph (b) above, revert to its previous length and there shall be no EURIBOR for that Loan and Clause 10.3 (Cost of funds) shall apply to that Loan for that Interest Period. 34073642v9 38 10.2 Market disruption If before close of business in Stuttgart on the Quotation Day for the relevant Interest Period the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select would be in excess of EURIBOR then Clause 10.3 (Cost of funds) shall apply to that Loan for the relevant Interest Period. 10.3 Cost of funds (a) If this Clause 10.3 applies, the rate of interest on each Lender's share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of: (i) the Margin; and (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event within five (5) Business Days of the first day of that Interest Period (or, if earlier, on the date falling five (5) Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select and if that rate is less than zero, it shall be deemed to be zero. (b) If this Clause 10.3 applies and the Agent or the Borrower so requires, the Agent and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. (c) Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all Lenders and the Company, be binding on all Parties. (d) If this Clause 10.3 applies but any Lender does not supply a quotation by the time specified in paragraph (a)(ii) above the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders and if that rate is less than zero, it shall be deemed to be zero. 10.4 Notification to Borrower If Clause 10.3 (Cost of funds) applies the Agent shall, as soon as is practicable, notify the relevant Borrower. 10.5 Break Costs (a) Each Borrower shall, within three (3) Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the relevant Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum. 34073642v9 39 (b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue. 11. Fees 11.1 Commitment fee (a) The Company shall pay to the Agent (for the account of each Lender) a fee computed at the rate of 35 per cent. per annum of the applicable Margin on that Lender's Available Commitment for the Availability Period. (b) The accrued commitment fee, calculated in accordance with this Agreement (in particular Clause 31.3 (Day count convention)), is payable on the last day of each successive period of three Months which ends during the Availability Period, on the last day of the Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender's Commitment at the time the cancellation is effective. 11.2 Arrangement fee The Company shall pay to the Arranger and Bookrunner an underwriting, arrangement and documentation agent fee in the amount and at the times agreed in the Mandate Letter. 11.3 Agency fee The Company shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter. 12. Tax Gross Up And Indemnities 12.1 Definitions (a) In this Agreement: "German Borrower" means a Borrower resident for tax purposes in Germany. "Protected Party" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document. 34073642v9 40 "Qualifying Lender" means: (i) in respect of interest payable by a German Borrower, a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is: (A) lending through a Facility Office in Germany; or (B) a Treaty Lender; (ii) in respect of any other Borrower, a Lender which is beneficially entitled to interest payable to that Lender and is: (A) lending through a Facility Office in the jurisdiction of incorporation of the relevant Borrower; or (B) a Treaty Lender. "Tax Credit" means a credit against, relief or remission for, or repayment of any Tax. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction. "Tax Payment" means either the increase in a payment made by an Obligor to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity). "Treaty Lender" means a Lender which: (i) is treated as a resident of a Treaty State for the purposes of the Treaty; and (ii) does not carry on a business the jurisdiction of residence of the relevant Borrower through a permanent establishment with which that Lender's participation in the Loan is effectively connected. "Treaty State" means a jurisdiction having a double taxation agreement (a "Treaty") with the jurisdiction of the relevant Borrower which makes provision for full exemption for tax imposed by such jurisdiction on interest.

34073642v9 41 Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the reasonable discretion of the person making the determination. 12.2 Tax gross-up (a) Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. (b) The Company shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Company and that Obligor. (c) If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required. (d) A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by Germany if on the date on which the payment falls due: (i) the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or published concession of any relevant taxing authority; or (ii) the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (g) below. (e) If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. 34073642v9 42 (f) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority. (g) A Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co-operate in completing any procedural formalities (including submitting forms, documents and information required by the appropriate tax authority) necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction. 12.3 Tax indemnity (a) The Company shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. (b) Paragraph (a) above shall not apply: (i) with respect to any Tax assessed on a Finance Party: (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or (ii) to the extent a loss, liability or cost: (A) is compensated for by an increased payment under Clause 12.2 (Tax gross-up); 34073642v9 43 (B) would have been compensated for by an increased payment under Clause 12.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 12.2 (Tax gross-up) applied; or (C) relates to a FATCA Deduction required to be made by a Party. (c) A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Company. (d) A Protected Party shall, on receiving a payment from an Obligor under this Clause 12.3, notify the Agent. 12.4 Tax Credit If an Obligor makes a Tax Payment and the relevant Finance Party determines that: (a) a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and (b) that Finance Party has obtained and utilised that Tax Credit, the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor. 12.5 Lender status confirmation Each Lender which is not the Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in: (a) not a Qualifying Lender; (b) a Qualifying Lender (other than a Treaty Lender); or (c) a Treaty Lender. 34073642v9 44 If such a Lender fails to indicate its status in accordance with this Clause 12.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a Qualifying Lender until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Company). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 12.5. 12.6 Stamp taxes The Company shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 12.7 VAT (a) All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (subject to such Finance Party providing an appropriate VAT invoice to that Party). (b) If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (i) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

34073642v9 45 (ii) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. (c) Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. (d) In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 12.8 FATCA information (a) Subject to paragraph (c) below, each Party shall, within ten (10) Business Days of a reasonable request by another Party: (i) confirm to that other Party whether it is: (A) a FATCA Exempt Party; or (B) not a FATCA Exempt Party; (ii) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (iii) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party's compliance with any other law, regulation, or exchange of information regime. 34073642v9 46 (b) If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. (c) Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of: (i) any law or regulation; (ii) any fiduciary duty; or (iii) any duty of confidentiality. (d) If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information. (e) If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of: (i) where an Original Borrower is a US Tax Obligor and the relevant Lender is the Original Lender, the date of this Agreement; (ii) where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; (iii) the date a new US Tax Obligor accedes as a Borrower; or (iv) where a Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: (A) a withholding certificate on Form W-8, Form W-9 or any other relevant form; or 34073642v9 47 (B) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. (f) The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower. (g) If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower. (h) The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraphs (e), (f) or (g) above. 12.9 FATCA Deduction (a) Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. (b) Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Company and the Agent and the Agent shall notify the other Finance Parties. 13. Increased Costs 13.1 Increased costs (a) Subject to Clause 13.3 (Exceptions) the Company shall, within seven (7) Business Days of a demand by the Agent pay for the account of a Finance Party the amount of any 34073642v9 48 Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. (b) In this Agreement "Increased Costs" means: (i) a reduction in the rate of return from the Facility or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document. 13.2 Increased cost claims (a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Company. (b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 13.3 Exceptions (a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is: (i) attributable to a Tax Deduction required by law to be made by an Obligor; (ii) attributable to a FATCA Deduction required to be made by a Party; (iii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or

34073642v9 49 (iv) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation. (b) In this Clause 13.3, a reference to a "Tax Deduction" has the same meaning given to that term in Clause 12.1 (Definitions). 14. Other Indemnities 14.1 Currency indemnity (a) If any sum due from an Obligor under the Finance Documents (a "Sum"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "First Currency") in which that Sum is payable into another currency (the "Second Currency") for the purpose of: (i) making or filing a claim or proof against that Obligor; (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings, that Obligor shall as an independent obligation, within three (3) Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum. (b) Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable. 14.2 Other indemnities The Company shall (or shall procure that an Obligor will), within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of: (a) the occurrence of any Event of Default; 34073642v9 50 (b) a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 28 (Sharing among the Finance Parties); (c) funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or (d) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower or the Company. 14.3 Indemnity to the Agent The Company shall promptly indemnify the Agent and the Security Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of: (a) investigating any event which it reasonably believes is a Default; (b) acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or (c) instructing lawyers, accountants, tax advisers, surveyors or other professional advisers or experts as permitted under this Agreement. 15. Mitigation By The Lenders 15.1 Mitigation (a) Each Finance Party shall, in consultation with the Company, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office. (b) Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents. 34073642v9 51 15.2 Limitation of liability (a) The Company shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation). (b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it. 16. Costs And Expenses 16.1 Transaction expenses The Company shall promptly on demand pay the Agent, the Security Agent and the Arranger the amount of all costs and expenses (including pre-agreed legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of: (a) this Agreement, the Transaction Security Documents and any other documents referred to in this Agreement; and (b) any other Finance Documents executed after the date of this Agreement; and, in particular, those costs and expenses agreed in the Mandate Letter. 16.2 Amendment costs If (a) an Obligor requests an amendment, waiver or consent; or (b) an amendment is required pursuant to Clause 29.9 (Change of currency), the Company shall, within seven (7) Business Days of demand, reimburse the Agent and the Security Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement. 16.3 Enforcement costs The Company shall, within seven (7) Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in 34073642v9 52 connection with the enforcement of, or the preservation of any rights under, any Finance Document. 17. Guarantee And Indemnity 17.1 Guarantee (Garantie) and indemnity (Ausfallhaftung) Each Guarantor irrevocably and unconditionally jointly and severally (gesamtschuldnerisch): (a) guarantees (garantiert) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to each Finance Party to pay to that Finance Party any amount of principal, interest, costs, expenses or other amount under or in connection with the Finance Documents that has not been fully and irrevocably paid by a Borrower; the payment shall be due (fällig) within seven (7) Business Days of a written demand by a Finance Party (or the Security Agent on its behalf) stating the sum demanded from that Guarantor and that such sum is an amount of principal, interest, costs, expenses or other amount under or in connection with the Finance Documents that has not been fully and irrevocably paid by a Borrower; and (b) undertakes vis-à-vis each Finance Party to indemnify (schadlos halten) that Finance Party against any cost, loss or liability suffered by that Finance Party if any obligation of a Borrower under or in connection with any Finance Document or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover (Ersatz des positiven Interesses) and that claim shall be due (fällig) within seven (7) Business Days of a written demand by that Finance Party (or the Security Agent on its behalf). For the avoidance of doubt this guarantee and indemnity does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and, in particular, receipt of such written demand shall not preclude any rights and/or defences the Guarantor may have with respect to any payment requested by a Finance Party (or the Security Agent on its behalf) under this guarantee and indemnity. 17.2 Continuing and independent guarantee and indemnity This guarantee and indemnity is independent and separate from the obligations of any Borrower and is a continuing guarantee and indemnity which will extend to the ultimate balance of sums payable by any Borrower under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

34073642v9 53 The guarantee and indemnity shall extend to any additional obligations of a Borrower resulting from any amendment, novation, supplement, extension, restatement or replacement of any Finance Documents, including without limitation any extension of or increase in any facility or the addition of a new facility under any Finance Document. 17.3 Reinstatement If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event: (a) the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and (b) each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred. 17.4 Excluded defences (a) The obligations of each Guarantor under this Clause 17 will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of any Borrower and which would reduce, release or prejudice any of its obligations under this Clause 17, including any personal defences of any Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set-off (Aufrechnung) of any Borrower. (b) The obligations of each Guarantor under this Clause 17 are independent from any other security or guarantee which may have been or will be given to the Finance Parties. In particular, the obligations of each Guarantor under this Clause 17 will not be affected by any of the following: (i) the release of, or any time (Stundung), waiver or consent granted to, any other Obligor from or in respect of its obligations under or in connection with any Finance Document; (ii) the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any failure to realise the full value of any security; 34073642v9 54 (iii) any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of any other Obligor; or (iv) any unenforceability, illegality or invalidity of any obligation of any other Obligor under any Finance Document. (c) For the avoidance of doubt nothing in this Clause 17 shall preclude any defences that any Guarantor (in its capacity as Guarantor only) may have against a Finance Party that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations. 17.5 Immediate recourse No Finance Party will be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 17. This applies irrespective of any provision of a Finance Document to the contrary (but subject to the provisions set forth in paragraph (a) of Clause 17.1 (Guarantee (Garantie) and indemnity (Ausfallhaftung))). 17.6 Appropriations Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party may: (a) refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and (b) hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor's liability under this Clause 17. 17.7 Deferral of guarantors' rights Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Security Agent otherwise directs, no Guarantor will will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 17: 34073642v9 55 (a) to be indemnified by an Obligor; (b) to claim any contribution from any other guarantor of any Obligor's obligations under the Finance Documents; (c) to exercise any right of set-off against any Obligor; and/or (d) to take the benefit (in whole or in part and whether by way of legal subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party. If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Security Agent or as the Security Agent may direct for application in accordance with Clause 29 (Payment mechanics). 17.8 Release of Guarantors' right of contribution If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor: (a) that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and (b) each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor. 34073642v9 56 17.9 Additional security This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party. 17.10 Guarantee Limitations for German Guarantors (a) This Clause 17.10 shall apply to the extent a Guarantor incorporated under the laws of Germany as a limited liability company ("GmbH") (a "German Guarantor") guarantees or otherwise assumes a liability (the "Guarantee") for the indebtedness of its direct or indirect shareholder(s) or of a Subsidiary of such shareholder. (b) The restrictions set out in paragraph (c) with respect to Section 30 GmbHG shall not apply to the extent: (i) the German Guarantor guarantees for its indebtedness or any indebtedness of any of its direct or indirect Subsidiaries; (ii) the German Guarantor guarantees any indebtedness under any Finance Document in respect of loans to the extent they are passed on (directly or indirectly) to the relevant German Guarantor or its Subsidiaries and such amount passed on is not repaid; or (iii) a profit transfer and/or domination agreement (Gewinnabführungs- und/oder Beherrschungsvertrag) according to Section 291 of the German Stock Corporation Act (Aktiengesetz) (either directly or via an uniterrupted chain of profit transfer and/or domination agreements) exists (besteht) between the German Guarantor and (A) an Obligor as dominating company, provided that the German Guarantor guaranteed by the Guarantee, or (B) a (direct or indirect) Holding Company as dominating company, of both that German Guarantor and an Obligor, provided that the German Guarantor is an affili indebtedness is guaranteed by the Guarantee unless the German Guarantor proves that the mere existence of such profit transfer and/or domination agreement does not suffice to eliminate the risk of personal liability pursuant to Section 30 GmbHG arising from a payment under the Guarantee;

(iv) the payment under the Guarantee is covered (*gedeckt*) by means of a fully valuable and recoverable consideration or recourse claim (*vollwertiger Gegenleistungs- oder Rückgewähranspruch*) of the German Guarantor or its Subsidiaries against the shareholder whose obligations are guaranteed;

(v) such limitations are not required to protect the managing directors of the relevant German Guarantor from the risk of personal liability arising from a payment under the Guarantee.

(c) The parties to this Agreement agree that if payment under the Guarantee would cause the amount of a German Guarantor's net assets, as calculated pursuant to paragraph (d) below, to fall below the amount of its registered share capital (*Stammkapital*) (or increase an existing shortage of its registered share capital (*Unterbilanz*)) in violation of Section 30 GmbHG or would be made from amounts not available for distribution according to section 268 subsection (8) HGB, (such event is hereinafter referred to as a "**Capital Impairment**"), then the Finance Parties shall be entitled to demand payment under the Guarantee from such German Guarantor only to the extent such Capital Impairment would not occur.

(d) Except to the extent this must be calculated differently in accordance with the then actual jurisprudence of the Federal German Supreme Court (*Bundesgerichtshof*) relating to the protection of liable capital under sections 30, 31 of the German Limited Liability Companies Act (*GmbH-Gesetz*) or to section 268 subsection (8) HGB, the calculation of net assets (the "**Net Assets**") shall be determined in accordance with the principle of orderly bookkeeping (*Grundsätze ordnungsmäßiger Buchführung*) consistently applying the accounting principles (*Bilanzierungsgrundsätze*) which have been applied by the relevant German Guarantor in preparing its most recent unconsolidated balance sheets (*Jahresabschluss*) (Section 42 GmbHG, Sections 242, 264 German Commercial Code (*Handelsgesetzbuch*)) and shall only take into account the sum of the values of the assets of the German Guarantor which correspond to those items listed in section 266 subsection (2) A, B, C, D and E HGB less the German Guarantor's liabilities, consisting of all liabilities, liability reserves and other passive items which correspond to those items listed in accordance with Section 266 subsection (3) B, C, D and E HGB and any amounts not available for distribution according to Section 268 subsection (8) HGB, save that the following balance sheet items shall be adjusted as follows:

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(i) the amount of any increase in the registered share capital of that German Guarantor, which was carried out after that German Guarantor became a party to this Agreement, without the prior written consent of the Lenders, shall be deducted from the amount of the registered share capital of that German Guarantor;

(ii) as far as the registered share capital is not paid in full, the amount not yet paid in shall be deducted from the amount of the registered share capital of that German Guarantor;

(iii) loans provided to that German Guarantor by a member of the Group shall be disregarded if and to the extent that such loans are subordinated pursuant to Section 39 paragraph 1 No. 5 or Section 39 paragraph 2 of the German Insolvency Code (*Insolvenzordnung*) (or would be subordinated in case of insolvency) and are made (A) by a direct or indirect shareholder of the relevant German Guarantor, or (B) by any (other) member of the Group, unless a waiver (*Erlass*) of the loan provided to the relevant German Guarantor (i) would result in that member of the Group breaching its obligations under Section 30 para 1 sentence 1 German Limited Liability Companies Act (*GmbHG*) or Section 268 subsection (8) HGB or any similar provision of any other jurisdiction applicable to it or (ii) is at the risk of being contested (*anfechtbar*) pursuant to applicable provisions of the German Insolvency Act (*InsO*) or similar provisions or (iii) would be effected by an insolvent party;

(iv) any funds borrowed by any Borrower under the Finance Documents which have been or are directly or indirectly passed on to that German Guarantor and have not yet been repaid at the time of enforcement of the security interest, shall not be taken into account as liabilities; and

(v) financial liabilities incurred by that German Guarantor in violation of the Finance Documents shall not be taken into account as liabilities.

(e) The relevant German Guarantor will notify the Finance Parties in writing in reasonable detail within ten (10) Business Days after a Finance Party (or the Security Agent on its behalf) notified that German Guarantor of its intention to demand payment under the Guarantee whether and to what extent a Capital Impairment would occur if a payment under the Guarantee was made (the "**Management Notification**"). Demanding payment under the Guarantee from such German Guarantor up to the amount which, according to the Management Notification, would not result in a Capital Impairment is permitted without limitation.

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(f) The Security Agent shall not distribute any proceeds from the enforcement of the Guarantee until the Management Notification or, if requested by the Security Agent within five (5) Business Days after receipt of the Management Notification, the Auditors' Determination under this paragraph (f) has been provided. The relevant German Guarantor may and, if so requested by the Security Agent, will provide an auditors' determination by a firm of recognised international auditors (the "**Auditors**") within twenty (20) Business Days from the date of such request (the "**Auditors' Determination**"). Such Auditors' Determination shall set out:

(i) the amount of Net Assets of that German Guarantor taking into account the adjustments set out in paragraph (d) above,

(ii) information as to any items mentioned under paragraph (b) above;

(iii) any amounts not available for distribution according to section 268 subsection (8) HGB, and

(iv) the extent of the Capital Impairment taking into account the anticipated payment.

Demanding payment under the Guarantee from such German Guarantor up to the amount which, according to the Auditors' Determination, would not result in a Capital Impairment is permitted without limitation. The Security Agent and the Finance Parties shall upon first demand release within five (5) Business Days any amount received which exceeds the amount available for payment under the Guarantee according to the Management Determination or, if requested by the Security Agent, the Auditors' Determination to the Guarantor. The results of the Auditors' Determination are, save for manifest errors and, subject to paragraph (k) below, binding on all Parties.

(g) Subject to paragraph (k) below, for as long as the relevant German Guarantor does not provide the Management Notification or, if requested by the Security Agent in accordance with paragraph (f), the Auditors' Determination within the time frame set out above, demanding payment under the Guarantee shall not be limited by this Clause 17.10 and paragraph (c) above shall not be applicable in that regard and, in particular neither the Security Agent nor any Finance Party shall be obliged to make available to that German Guarantor any proceeds realised.

(h) If the Management Notification shows that a Capital Impairment would occur upon payment under the Guarantee, the relevant German Guarantor shall upon the Security Agent's request realise to the extent legally permitted and commercially justifiable (with regard to the cost and benefit involved) all assets that are shown in the balance sheet

34073642v9 59

with a book value (*Buchwert*) that is significantly lower than the market value of the assets. To the extent that such assets are necessary for the relevant German Guarantor's business (*betriebsnotwendig*) the German Guarantor shall, to the extent legally permitted and commercially justifiable (with regard to the cost and benefit involved) use its best efforts to realise the higher market value of such assets by way of sale and lease back transactions or similar arrangements to the extent necessary to satisfy the amounts owed under the Finance Documents.

(i) Each German Guarantor confirms at the date of granting the Guarantee that it has examined and verified the financing concept pursued with this Agreement prior to granting the Guarantee and, based on a commercial projection (*kaufmännische Prognoseentscheidung*) from an *ex-ante* perspective, that it is predominantly likely (*überwiegend wahrscheinlich*) that each Borrower will be able to repay the amounts drawn and outstanding under this Agreement.

(j) If a Finance Party (or the Security Agent on its behalf) ascertains that the financial condition of the relevant German Guarantor or its direct or indirect shareholder as set out in the Auditors' Determination has improved (in particular, if the relevant German Guarantor has taken any action in accordance with paragraph (h) above), the relevant Finance Party (or the Security Agent on its behalf) may, at the German Guarantor's cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors' Determination by the Auditors who prepared the Auditors' Determination in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The relevant Finance Party (or the Security Agent on its behalf) may consequently demand payment under this Guarantee to the extent that the Auditors determine that the Capital Impairment has been cured.

(k) This Clause 17.10 shall not affect the enforceability (other than as specifically set out herein), legality or validity of this Guarantee and each German Guarantor or Finance Party is entitled to claim in court that making payments under this Guarantee does or respectively does not fall within the scope of Section 30 of the GmbHG or section 268 subsection (8) HGB. The Finance Parties' rights to any remedies they may have against the relevant German Guarantor shall not be limited if it is finally ascertained in court that Section 30 of the GmbHG or section 268 subsection (8) HGB did not apply, and *vice-versa*. The agreement of the Finance Parties to abstain from demanding any or part of the payment under this Guarantee in accordance with the provisions above shall not constitute a waiver (*Verzicht*) of any right granted under this Agreement or any other Finance Document to the Security Agent or any Finance Party. This applies *mutatis*

34073642v9 60

34073642v9 61 mutandis for any Guarantor. For the avoidance of doubt, sentence 1 of this paragraph (k) relates to the enforcement of the Guarantee only, but does not relate to the enforceability of any Security granted for such Guarantee or other claims of any Finance Party. 17.11 Guarantee Limitations foreign jurisdictions (a) Guarantee Limitations for French Guarantors Notwithstanding any other provisions of the Finance Documents: (i) the obligations and liabilities of each of the French Guarantors under the guarantee or indemnity provided in Clause 17 (Guarantee And Indemnity) of this Agreement or any other provisions of the Finance Documents shall be limited at any time to a guarantee of the payment obligations of any Borrower not exceeding the aggregate amounts directly or indirectly borrowed under this Agreement by such Borrower to the extent directly or indirectly on-lent or otherwise made available by such Borrower to any French Guarantor under any inter-company loan agreement or similar arrangement and outstanding on the date on which such French Guarantor must pay under Clause 17 (Guarantee And Indemnity) of this Agreement; it being specified that (i) any payment made by a French Guarantor under Clause 17 (Guarantee And Indemnity) of this Agreement in respect of the obligations of any Borrower shall reduce pro tanto the outstanding amount of the intra-group loans (if any) due by such French Guarantor to such Borrower under the relevant intercompany loan arrangements referred to above and that (ii) any repayment of the intercompany loans by such French Guarantor shall reduce pro tanto the amount payable under Clause 17 (Guarantee And Indemnity) of this Agreement; (ii) the obligations and liabilities of each French Guarantor in its capacity as Guarantor under the Finance Documents and in particular under Clause 17 (Guarantee And Indemnity) of this Agreement shall not include any obligation or liability which if incurred (i) would constitute a misuse of corporate assets within the meaning of articles L. 241-3, L. 242-6 or L. 244-1 of the French Commercial Code, as applicable, or any other law or regulations having the same effect, as interpreted by French courts and/or (ii) would give rise to personal liability for the directors of the Company and/or (iii) would infringe article L. 511-7 of the French Monetary and Financial Code; (iii) notwithstanding any provision to the contrary, it is acknowledged that no French Guarantor is acting jointly and severally with the other Guarantors and none of 34073642v9 62 the French Guarantors is acting as a "co-débiteur solidaire" within the meaning of article 1318 of the French Code civil as to its obligations towards the other Obligors pursuant to the guarantee given in accordance with Clause 17 (Guarantee And Indemnity). 18. Representations Each Obligor makes the representations and warranties set out in this Clause 18 to each Finance Party on the date of this Agreement with respect to itself and, as the case may be, each of its Subsidiaries. 18.1 Status (a) It is a corporation, limited liability company or partnership with limited liability, duly incorporated or, in the case of a partnership, established and validly existing under the law of its jurisdiction of incorporation. (b) It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted. 18.2 Binding obligations The obligations expressed to be assumed by it in each Finance Document are, subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), legal, valid, binding and enforceable obligations. 18.3 Non-conflict with other obligations The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with: (a) any law or regulation applicable to it; (b) its or any of its Subsidiaries' constitutional documents; or (c) any agreement or instrument binding upon it or any of its Subsidiaries or any of its or any of its Subsidiaries' assets. 34073642v9 63 18.4 Power and authority It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents. 18.5 Validity and admissibility in evidence All Authorisations required or desirable: (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and (b) to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect. 18.6 Governing law and enforcement (a) Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), the choice of German law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation. (b) Subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion delivered pursuant to Clause 4 (Conditions of Utilisation) or Clause 24 (Changes to the Obligors), any judgment obtained in Germany in relation to a Finance Document will be recognised and enforced in its jurisdiction of incorporation. 18.7 Deduction of Tax It is not required to make any Tax Deduction (as defined in Clause 12.1. (Definitions)) from any payment it may make under any Finance Document to a Lender which is a Qualifying Lender. 18.8 No filing or stamp taxes Under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, 34073642v9 64 registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents. 18.9 No default (a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation. (b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries') assets are subject which might have a Material Adverse Effect. 18.10 No misleading information (a) Any factual information provided by any member of the Group in connection with this Agreement was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated. (b) The financial projections provided to any Finance Party in connection with this Agreement have been prepared on the basis of recent historical information and on the basis of reasonable assumptions. (c) Nothing has occurred and no information has been given or withheld that results in the information provided to the Finance Parties in connection with this Agreement being untrue or misleading in any material respect. 18.11 Financial statements (a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied. (b) Its Original Financial Statements fairly present its financial condition as at the end of the relevant financial year and its results of operations during the relevant financial year (consolidated in the case of the Company's audited consolidated financial statements). (c) There has been no material adverse change in its business or financial condition (or the business or consolidated financial condition of the Group, in the case of the Company) since the date of the most recent financial statements delivered pursuant to this Agreement.

34073642v9 65 18.12 Pari passu ranking Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally. 18.13 Centre of main interests and establishments For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on Insolvency Proceedings (Recast) (the "Recast Regulation"), its centre of main interest (as that term is used in Article 3(1) of the Recast Regulation) is situated in its original jurisdiction. 18.14 No proceedings (a) No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency which, if adversely determined, has a value of the disputed claim exceeding EUR 3,000,000 or might reasonably be expected to have a Material Adverse Effect has or have (to the best of its knowledge and belief) been started or threatened against it or any of its Subsidiaries. (b) No judgment or order of a court, arbitral body or agency where the value of the disputed claim exceeds EUR 3,000,000 or which might reasonably be expected to have a Material Adverse Effect has (to the best of its knowledge and belief) been made against it or any of its Subsidiaries. 18.15 Insolvency or insolvency proceedings No corporate action, legal proceeding or other procedure or step described in Clause 22.7 (Insolvency proceedings); or creditors' process described in Clause 22.8 (Creditors' process), has been taken and none of the circumstances described in Clause 22.6 (Insolvency) applies to any member of the Group. 18.16 Security and Financial Indebtedness (a) No Security or Quasi-Security (as defined below) exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement. (b) No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement. 34073642v9 66 18.17 Sanctions / Anti-Money Laundering / Anti-Corruption (a) The Obligors or any of their Subsidiaries or Affiliates in which he holds a majority, or, to the best of its knowledge after careful assessment, any member of the supervisory board or the management board or any other employee or any person acting on behalf of any of the aforementioned persons, (i) is not a Sanctions Restricted Person nor behaving in a way that it might become a Sanctions Restricted Person; (ii) is not involved, nor will be, in any activities that do or might violate any Anti- Money Laundering Laws or Anti-Corruption Laws; or (iii) has not committed, in the last ten years, any breach of any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws. (b) No judicial or administrative proceedings nor any other official investigation relating to any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws against the Obligors or any of their subsidiaries or affiliates in which he holds a majority, or, to the best of its knowledge after careful assessment, any member of the supervisory board or the management board or any other employee or any person acting on behalf of any of the foregoing persons is pending or threatened. (c) In relation to this Agreement no Sanctions, Anti-Money Laundering Laws or Anti- Corruption Laws are being violated. 18.18 Repetition (a) The Repeated Representations shall be made by the Company on its own behalf and on behalf of the other Obligors (under a power of attorney (Vollmacht) granted to it by the Obligors pursuant to paragraph (b) below) by reference to the facts and circumstances then existing on: (i) the date of each Utilisation Request; and (ii) in the case of an Additional Obligor, the day on which the company becomes (or it is proposed that the company becomes) an Additional Obligor. 34073642v9 67 In addition the Repeated Representations shall be deemed to be made by each Obligor by reference to the facts and circumstances then existing on the Utilisation Date and the first day of each Interest Period. (b) Each Obligor (other than the Company) hereby empowers (bevollmächtigt) the Company to make the Repeated Representations on its behalf as its attorney (Stellvertreter). Each Obligor (other than the Company) hereby exempts the Company from the restrictions pursuant to section 181 of the Civil Code (Bürgerliches Gesetzbuch) for the purpose of making the Repeated Representations on its behalf as attorney (Stellvertreter). 19. Information Undertakings The undertakings in this Clause 19 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 19.1 Financial statements The Company shall supply to the Agent a PDF copy and upon request from the Agent in sufficient copies for all the Lenders: (a) as soon as the same become available, but in any event within 120 days after the end of each of its financial years: (i) its audited consolidated financial statements for that financial year; (ii) the audited unconsolidated financial statements of each Obligor for that financial year; and (b) as soon as the same become available, but in any event within 60 days after the end of each financial quarter (except for each fourth financial quarter) of each of its financial years (i) the unaudited consolidated financial statements of the Group for that financial quarter (including profit and loss statements; consolidated balance sheet, consolidated cash flow statement including a comparison to the credit case model set out in the Refinancing Report and variance analysis and management discussion); (ii) a management update regarding the strengthening of internal structures and capabilities (e.g. improvement of the finance and controlling departments); 34073642v9 68 each as pre-agreed with and satisfactory to the Lenders. 19.2 Compliance Certificate (a) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) or (b) of Clause 19.1 (Financial Statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with the Net Leverage Ratio and the Available Liquidity required pursuant to Clause 20 (Financial covenants) as at the relevant Testing Date starting with 30 September 2021. (b) The Company shall supply to the Agent, with each set of financial statements delivered pursuant to paragraph (a)(i) of Clause 19.1 (Financial statements), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with the Consolidated Adjusted EBITDA required pursuant to Clause 20 (Financial covenants) as at the relevant Testing Date and the Guarantor Coverage. (c) Each Compliance Certificate shall be signed by a director of the Company who has sole power of representation (Einzelvertretungsmacht) or by two directors who have joint power of representation (Gesamtvertretungsmacht) and, if required to be delivered with the financial statements delivered pursuant to paragraph (a)(i) of Clause 19.1 (Financial statements), shall be reported on by the Company's auditors in the form agreed by the Company and all the Lenders before the date of this Agreement by the Company's auditors. 19.3 Requirements as to financial statements (a) Each set of financial statements delivered by the Company pursuant to Clause 19.1 (Financial statements) shall be certified by a director of the relevant company as fairly presenting its financial condition as at the date as at which those financial statements were drawn up. (b) The Company shall procure that each set of financial statements delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP. (c) The Company shall procure that each set of financial statements of an Obligor delivered pursuant to Clause 19.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements for that Obligor unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the

34073642v9 69 accounting practices or reference periods and its auditors (or, if appropriate, the auditors of the Obligor) and deliver to the Agent: (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which that Obligor's Original Financial Statements were prepared; and (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 20 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and that Obligor's Original Financial Statements. Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared. 19.4 Budget (a) The Company shall supply to the Agent in sufficient copies for all the Lenders, as soon as the same become available but in any event within sixty (60) days after the start of each of its financial years, an annual budget (the "Budget") for that financial year and the next three (3) financial years. (b) The Company shall ensure that each Budget for a financial year: (i) is in a form reasonably acceptable to the Agent and includes a projected consolidated profit and loss, balance sheet and cashflow statement for the Group and projected capital expenditure for the Group together with corresponding explanations each in respect of the current and the three (3) following financial years for which the Budget is delivered; and (ii) is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 19.1 (Financial statements). (c) If the Company updates or changes the Budget, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget together with a written explanation of the main changes in that Budget. 34073642v9 70 19.5 Liquidity Forecast (a) The Company shall supply to the Agent within 10 days after the beginning of each Month a monthly updated 13-weeks liquidity forecast showing the Available Liquidity for a period of six (6) weeks on a weekly basis and for the remaining period on a monthly basis, including comments on material changes.The preparation of such liquidity forecast shall be on the basis of a template provided by the External Expert and satisfactory to the Lenders. (b) For the liquidity forecasts to be delivered in relation to June and October 2022 such forecast shall be validated by the External Expert. 19.6 Compliance related proceedings The Obligors undertake to inform the Agent (who will inform the Lenders) immediately upon knowledge about any judicial or administrative proceedings or any other official investigation or decision relating to any Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws against the Obligors or any of their subsidiaries or affiliates in which he holds a majority, or any member of the supervisory board or the management board or any other employee or any person acting on behalf of any of the foregoing persons. If legally permissible, copies of any judicial or administrative documents have to be made available to the Agent for detailed information of the Lenders. 19.7 Information: miscellaneous The Company shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests): (a) all documents dispatched by the Company to its creditors generally at the same time as they are dispatched; (b) promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the Group, in relation to which the value of the claims demanded exceeds EUR 3,000,000 or which might, if adversely determined, have a Material Adverse Effect; (c) promptly upon becoming aware of them, information (including, inter alia, lender, borrower, maturity, amount, interest rate and kind of interest) about the implementation of new shareholder loans or amendments, extensions or other changes in any existing shareholder loan; 34073642v9 71 (d) promptly, such information as the Security Agent may reasonably require about the compliance of the Obligors with the terms of any Transaction Security Documents; (e) promptly upon request, such further information regarding the financial condition, business and operations of the Group and/or any member of the Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement) as any Finance Party through the Agent may reasonably request; (f) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against any member of the Group, and which might have a Material Adverse Effect; (g) promptly upon becoming aware of them, reasonable details (e.g. key financials, new structure chart of the Group, funds flow statement) of any acquisition with a purchase price exceeding EUR 35,000,000 (including Financial Indebtedness remaining in the relevant target group); (h) promptly upon becoming aware of them, details of any change to the structure of the SPAC Transaction as set out in the SPAC Structure Memorandum which might adversely affect the interests of any Finance Party under or in connection with the Finance Documents; and (i) promptly such further information as may be required by applicable banking supervisory laws and regulations and/or in line with standard reasonable banking practice. 19.8 Notification of default (a) Each Obligor shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor). (b) Promptly upon a request by the Agent, the Company shall supply to the Agent a certificate signed by a director with sole power of representation (Einzelvertretungsmacht) or by two directors who have joint power of representation (Gesamtvertretungsmacht) on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it). 34073642v9 72 19.9 Use of websites (a) The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the "Website Lenders") who accept this method of communication by posting this information onto an electronic website designated by the Company and the Agent (the "Designated Website") if: (i) the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method; (ii) both the Company and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and (iii) the information is in a format previously agreed between the Company and the Agent. If any Lender (a "Paper Form Lender") does not agree to the delivery of information electronically then the Agent shall notify the Company accordingly and the Company shall supply the information to the Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Company shall supply the Agent with at least one copy in paper form of any information required to be provided by it. (b) The Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Agent. (c) The Company shall promptly upon becoming aware of its occurrence notify the Agent if: (i) the Designated Website cannot be accessed due to technical failure; (ii) the password specifications for the Designated Website change; (iii) any new information which is required to be provided under this Agreement is posted onto the Designated Website; (iv) any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

34073642v9 73 (v) the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software. If the Company notifies the Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing. (d) Any Website Lender may request, through the Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Company shall comply with any such request within ten (10) Business Days. 19.10 "Know your customer" checks (a) If: (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (ii) any change in the status of an Obligor (or of a Holding Company of an Obligor) or changes of the composition of the shareholders of an Obligor after the date of this Agreement; or (iii) a proposed assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme) by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or assignment and transfer by way of assumption of contract (Vertragsübernahme), obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all 34073642v9 74 necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. (c) The Company shall, by not less than ten (10) Business Days' prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 24 (Changes to the Obligors). (d) Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Company shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor. 20. Financial Covenants 20.1 Financial Definitions In this Agreement: "Testing Date" means each of 31 March, 30 June, 30 September and 31 December of each year and starting on 30 September 2021. "Testing Period" means in relation to Net Leverage Ratio and in relation to Consolidated EBITDA a period of twelve (12) Months on a rolling basis ending on a Testing Date. 34073642v9 75 20.2 Financial Condition (a) Net Leverage Ratio: The Company shall ensure that the Net Leverage Ratio for each Testing Period ending on a Testing Date on or after 31 December 2023 shall not be more than 3.00:1. (b) Consolidated Adjusted EBITDA: The Company shall ensure that Consolidated Adjusted EBITDA for each Testing Period is at least the amount shown in the table below: Testing Period ending on the following Testing Date Consolidated Adjusted EBITDA in EUR 30 September 2023 20,000,000 30 September 2024 40,000,000 each 30 September thereafter 55,000,000 (c) Available Liquidity: The Company shall ensure that the Available Liquidity: (i) on each Testing Date from the Effective Date until and including 31 March 2023 shall be at least EUR 30,000,000; and (ii) on each Testing Date thereafter shall be at least EUR 50,000,000. 21. General Undertakings The undertakings in this Clause 21 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force. 21.1 Authorisations Each Obligor shall promptly: (a) obtain, comply with and do all that is necessary to maintain in full force and effect; and (b) supply certified copies to the Agent of, 34073642v9 76 any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document. 21.2 Compliance with laws Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents. 21.3 Negative pledge In this Clause 21.3, "Quasi-Security" means an arrangement or transaction described in paragraph (b) below. (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets. (b) No Obligor shall (and the Company shall ensure that no other member of the Group will): (i) sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the Group; (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or (iv) enter into any other preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. (c) Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi- Security, listed below: (i) any Security granted under the Existing Facilities Agreement in case it will be released prior to or at the date of the first Utilisation hereunder;

34073642v9 77 (ii) any Security existing at the date of this Agreement and listed in Schedule 8 (Existing Security); (iii) any Security securing Financial Indebtedness permitted under paragraph (b)(iii)(vi) of Clause 21.5 (Financial Indebtedness) of this Agreement to the extent such Security is granted only over the shares in target company or by the target company in relation to its assets; (iv) any netting or set-off arrangement entered into by any member of the Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances and any lien arising under the general terms and conditions of banks (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom any member of the Group maintains a banking relationship in the ordinary course of business; (v) any payment or close out netting or set-off arrangement pursuant to any Treasury Transaction entered into by a member of the Group for the purpose of: (A) hedging any risk to which any member of the Group is exposed in its ordinary course of trading; (B) its interest rate or currency management operations which are carried out in the ordinary course of business and for non-speculative purposes only, excluding, in each case, any Security or Quasi-Security under a credit support arrangement in relation to a Treasury Transaction; (vi) any lien arising by operation of law and in the ordinary course of trading; (vii) any security transfers granted by a Member of the Group other than SIGNA Sports Online GmbH or any of its Subsidiaries in connection with a purchase cooperation in the ordinary course of trading and in relation to moveable assets located at warehouse locations; (viii) any Security or Quasi-Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if: (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the Group; 34073642v9 78 (B) the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and (C) the Security or Quasi-Security is removed or discharged within six (6) Months of the date of acquisition of such asset; (ix) any guarantee or Security created or subsisting in order to secure any obligations incurred in order to comply with the requirements of section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to section 7e of the Fourth Book of the German Social Security Code (SGB IV) or pursuant to section 4 of the German Act for the Improvement of Occupational Pensions Schemes (Gesetz zur Verbesserung der betrieblichen Altersvorsorge); (x) any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the Group, if: (A) the Security or Quasi-Security was not created in contemplation of the acquisition of that company; (B) the principal amount secured has not increased in contemplation of or since the acquisition of that company; and (C) the Security or Quasi-Security is removed or discharged within six (6) Months of that company becoming a member of the Group; (xi) any Security or Quasi-Security entered into pursuant to any Finance Document; (xii) any Security or Quasi-Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of trading and on the supplier's standard or usual terms and not arising as a result of any default or omission by any member of the Group; or (xiii) not permitted by the preceding paragraphs and the aggregated amount of all such Security does not exceed EUR 10,000,000 (or its equivalent) at any time. 34073642v9 79 21.4 Disposals (a) No Obligor shall (and the Company shall ensure that no other member of the Group will), enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset or shares. (b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal: (i) made in the ordinary course of trading of the disposing entity; (ii) of any asset by a member of the Group (the "Disposing Company") to another member of the Group (the "Acquiring Company"), but if (A) the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor; (B) the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset. (iii) of assets in exchange for other assets comparable or superior as to type, value and quality (other than an exchange of a non-cash asset for cash); (iv) of obsolete or redundant vehicles, plant and equipment for cash; (v) of cash equivalent investments for cash or in exchange for other cash equivalent investments; (vi) of any intra-Group loan as a result of the conversion of such intra-Group loan into equity (whether by way of equity contributions (Kapitalrücklage) or otherwise); (vii) which is permitted pursuant to paragraph (c) of Clause 21.3 (Negative Pledge), paragraph (b) of Clause 21.8 (Merger); (viii) as set out in the SPAC Structure Memorandum and provided that it has no negative impact on the Group and does not trigger a Change of Control; or (ix) not permitted by the preceding paragraphs and the aggregated amount of which does not exceede EUR 5,000,000 (or its equivalent) per annum and EUR 20,000,000 (to be increased on a pro rata basis in case of an increase or 34073642v9 80 establishment of commitments pursuant to Clause 2.2 (Extension Option)) over the lifetime of this Agreement. 21.5 Financial Indebtedness (a) Except as permitted under paragraph (b) below, the Obligors shall ensure that no other member of the Group will incur or allow to remain outstanding any Financial Indebtedness. (b) Paragraph (a) above does not apply to Financial Indebtedness which is: (i) any Financial Indebtedness incurred by the Company which is existing at the Effective Date and listed in Schedule 9 (Existing Financial Indebtedness); (ii) arising under the Finance Documents; (iii) arising under an acquisition financing provided that such Financial Indebtedness is fully refinanced within twelve (12) Months from the closing of the acquisition verifiably through equity contribution including unsecured convertible bonds which have a term which ends not earlier than the Termination Date hereunder or new shareholder loans which are subject to a Subordination Agreement; (iv) arising under any deferred payment arrangement (for a period up to 120 days) granted to any member of the Group by its suppliers on normal commercial terms and in the ordinary course of its trading activities; (v) as permitted by Clause 21.17 (Treasury Transactions); (vi) arising under any loan permitted under paragraph (b) of Clauses 21.6 (Loans or Credit) and 21.7 (Guarantees); (vii) arising under any shareholder loan that is subject to a Subordination Agreement; (viii) arising under finance lease of vehicles, plant, equipment or computers; (ix) incurred pursuant to section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to section 7e of the Fourth Book of the German Social Security Code (SGB IV) or pursuant to section 4 of the German Act for the Improvement of Occupational Pensions Schemes (Gesetz zur Verbesserung der betrieblichen Altersvorsorge)

34073642v9 81 (x) any guarantees arising in connection with rental contracts in the ordinary course of business which together with any guarantee permitted under paragraph (b)(i) of Clause 21.7 (Guarantee) in aggregate do not exceed EUR 10,000,000 at any time; (xi) of any company which becomes a member of the Group after the date of this Agreement which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of six (6) Months following the date of acquisition; and (xii) not permitted by the preceding paragraphs and incurred or outstanding by a Subsidiary of the Company provided that the aggregated amount of all such Financial Indebtedness does not exceed EUR 15,000,000 (or its equivalent) at any time; or (xiii) incurred or outstanding with the consent of the Majority Lenders. 21.6 Loans or Credit (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) be a creditor in respect of Financial Indebtedness. (b) Paragraph (a) above does not apply to: (i) any deferred payments (for a period up to 120 days) granted by any member of the Group to its customers on normal commercial terms and in the ordinary course of its trading activities; (ii) a loan made by an Obligor to another Obligor; (iii) a loan made by an Obligor to a member of the Group which is not an Obligor after the date of this Agreement provided that the aggregated net amount of such loans after deducting the amount of any loans made by a member of the Group which is not an Obligor to an Obligor does not exceed EUR 10,000,000 (or its equivalent) at any time; (iv) a loan made by a member of the Group which is not an Obligor to another member of the Group; and 34073642v9 82 (v) a loan made by a member of the Group to an employee or director of any member of the Group or to any third party provided that the aggregated amount of all such loans does not exceed EUR 5,000,000 (or its equivalent) at any time. 21.7 Guarantees (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) issue any guarantee, indemnity, bond or letter of credit to or for the benefit of, or in respect of liabilities or obligations of, any other person or voluntarily assume any liability (whether actual or contingent) of any other person. (b) Paragraph (a) above does not apply to: (i) any guarantee granted under the Finance Documents; (ii) any guarantee, performance or similar bond guaranteeing performance by a member of the Group under any contract entered into in the ordinary course of business; (iii) guarantee, indemnity, bond or letter of credit arising in connection with rental contracts in the ordinary course of business which together with any Financial Indebtedness permitted under paragraph (b)(viii) of Clause 21.5 (Financial Indebtedness) in aggregate do not exceed EUR 10,000,000 at any time; (iv) guarantee, indemnity, bond or letter of credit issued by any member of the Group in connection with the Logistic Project up to a maximum amount of EUR 5,000,000; (v) any guarantee or indemnity in the ordinary course of documentation of an acquisition permitted under the Finance Documents; (vi) any guarantee given pursuant to section 8a of the German Partial Retirement Act (Altersteilzeitgesetz) or pursuant to section 7e of the Fourth Book of the German Social Security Code (SGB IV) or pursuant to section 4 of the German Act for the Improvement of Occupational Pensions Schemes (Gesetz zur Verbesserung der betrieblichen Altersvorsorge); (vii) customary indemnities given to directors and officers of the Group in their capacity as such; 34073642v9 83 (viii) guarantee, indemnity, bond or letter of credit issued by any member of the Group as security for obligations permitted hereunder and incurred by an Obligor; (ix) any guarantee, indemnity, bond or letter of credit given with the prior written consent of the Majority Lenders; or (x) not permitted by the preceding paragraphs and which in aggregate do not exceed EUR 15,000,000 at any time. 21.8 Merger (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger or corporate reconstruction. (b) Paragraph (a) above does not apply to amalgamation, demerger, merger or corporate reconstruction: (i) (in case of the Company) within the Group, if the Company is the surviving entity; (ii) (in case of an Obligor) within the Group, if the Obligor is the surviving entity; (iii) as set out in the SPAC Structure Memorandum and provided that it has no negative impact on the Group and does not trigger a Change of Control; or (iv) permitted pursuant to Clause 21.4 (Disposals). 21.9 Domination and profit and loss transfer agreements No Obligor shall (and the Company shall ensure that no other member of the Group will) (a) enter into any domination and/or profit and loss transfer agreement (Beherrschungs- und/oder Gewinnabführungsvertrag) which is not yet concluded as at the date of this Agreement, unless where such agreement is between Obligors and notified to the Agent without undue delay, or (b) terminate, amend or modify any domination and/or profit and loss transfer agreement existing as at the date of this Agreement and any Obligor (and the Company shall ensure that any other member of the Group will) shall maintain any domination and/or profit and loss transfer agreement existing as at the date of this Agreement over the lifetime of this Agreement. 34073642v9 84 21.10 Change of business The Company shall procure that no substantial change is made to the general nature of the business of the Company or the Group from that carried on at the date of this Agreement other than the expansion of the business of the Group to similar, related or complementary business lines (particular as set out in the five-year business plan of the Group made available to the Lenders by the Company). 21.11 Further assurance Each Obligor shall (and the Company shall procure that each other Obligor will) without undue delay do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)): (a) to perfect, protect or maintain the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or (b) to facilitate in accordance with the Transaction Security Documents the realisation of the assets which are, or are intended to be, the subject of the Transaction Security. 21.12 Insurance (a) Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business. (b) All insurances must be with reputable independent insurance companies or underwriters. 21.13 Preservation of assets Each Obligor shall (and the Company shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business.

34073642v9 85 21.14 Acquisitions and Investments (a) No Obligor shall (and the Company shall ensure that no other member of the Group will): (i) invest in or acquire any share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person; or (ii) invest in or acquire any business or going concern, or the whole or substantially the whole of the assets or business of any person, or any assets that constitute a division or operating unit of the business of any person. (b) Paragraph (a) above does not apply to (i) an acquisition of a shelf company (Vorratsgesellschaft) or incorporation of a company by a member of the Group without any assets other than its stated share capital, where such company is (or will be) engaged in a business carrying on a similar, related or complementary business to the Group; (ii) an acquisition of a business or undertaking or of all or part of the share capital carrying voting and dividend rights of a company in each case by a member of the Group but only if: (A) no Event of Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition; (B) such acquisition is made on a solvent basis and fully financed or refinanced within twelve (12) Months from the closing of the acquisition verifiably through equity contribution including unsecured convertible bonds (but only if the Equity Commitments have been fully made available to the Company in accordance with Clause 21.24 (Equity Commitments) which have a term which ends not earlier than the Termination Date hereunder or new shareholder loans which are subject to a Subordination Agreement; and (C) the acquired company, business or undertaking is engaged in a business carrying on a similar, related or complementary business to the Group, and (iii) an acquisition as set out in the SPAC Structure Memorandum; 34073642v9 86 (c) The Company shall inform the Agent without undue delay of any acquisition or investment pursuant to this Clause 21.14 and shall confirm to the Agent prior to closing the acquisition that the criteria in paragraph (b)(ii) are met (where required). 21.15 Restricted Payments (a) No Obligor shall (and the Company shall ensure that no other Member of the Group will): (i) declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital); (ii) repay or distribute any dividend or, if applicable, share premium reserve; (iii) repay (including interest) any shareholder loan other than a shareholder loan granted by an Obligor to an Obligor or an Obligor to a member of the Group that is not an Obligor; (iv) pay or allow any Member of the Group to pay any management, advisory or other fee or payment to or to the order of any direct shareholders of the Company; or (v) redeem, repurchase, defease, retire or repay any of its share capital or capital reserves or resolve to do so. (b) Paragraph (a) does not apply to payments (i) to direct shareholders with respect to management fees and other fees and expenses in the ordinary course of business up to an aggregate amount of EUR 2,000,000 per annum; and (ii) up to 20% of the net profit (Jahresüberschuss) as stated in the respective annual audited consolidated financial statements (festgestellter Jahresabschluss) provided that the Net Leverage Ratio after such payment is equal or less than 2.00:1. 21.16 Shareholder Loans (a) No Obligor shall (and the Company shall ensure that no other member of the Group will) amend or change any of the shareholder loans in a way that such amendment would result in a shorter term. 34073642v9 87 (b) Each Obligor shall ensure that any new shareholder loans will only be executed if such new shareholder loan is subject to the Subordination Agreement as agreed pursuant to paragraph (b) of Clause 2 of Schedule 2 Part I (Conditions Precedent to Initial Utilisation) and that each such shareholder loan will have a term which ends not earlier than 90 days after the Termination Date hereunder. 21.17 Treasury Transactions No Obligor shall (and the Company will procure that no other member of the Group will) enter into any Treasury Transaction, other than: (a) the hedging transactions entered into for the hedging of actual or projected interest rate exposures arising under or in connection with the Finance Documents; (b) spot and forward delivery foreign exchange contracts entered into in connection with the SPAC Transaction and where this does not result in indebtedness or financial obligations other than an initial transaction premium or fee; (c) spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and (d) any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the Group which is not entered into for speculative purposes. 21.18 Arm's length No Obligor shall (and the Company will procure that no member of the Group will) enter into any transaction with any person except on arm's length terms and for full market value. 21.19 Sanctions / Anti-Money Laundering / Anti-Corruption Each Obligor undertakes to (and will ensure that each of its Subsidiaries and Affiliates in which they hold a majority and any member of the supervisory board or the management board or any other employee or any person acting on behalf of any of the aforementioned persons will) (a) comply with any Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws; (b) not use any loans (or parts of it) or make them available, directly or indirectly, 34073642v9 88 (i) to finance or facilitate any activities of or on behalf of Sanctions Restricted Persons; or (ii) in any other way which would conflict with Sanctions, Anti-Money Laundering Laws or Anti-Corruption Laws; (c) not use all or any part of proceeds out of activities with Sanctions Restricted Persons to discharge any payments under this Agreement. Each Obligor maintains (and will ensure that and each of their Subsidiaries or Affiliates in which they hold a majority maintaines) policies, procedures and measures to ensure compliance with any Sanctions, Anti-Money Laundering Laws and Anti-Corruption Laws. 21.20 Guarantors (a) Guarantor Coverage The Company shall ensure that the EBITDA of all Guarantors (calculated on an unconsolidated basis) is at least 80% of the aggregated Consolidated Adjusted EBITDA of the Group and the aggregated consolidated gross assets of all Guarantors are at least 80 % of the aggregated consolidated gross assets of the Group (the "Guarantor Coverage"). (b) Material Companies The Company shall ensure that each member of the Group which is a Material Company shall: (i) within thirty (30) days in case of a Material Company incorporated or established in Germany; (ii) within ninety (90) days in case of a Material Company not incorporated or established in Germany, of delivery of the annual financial statements showing that it is a Material Company or, as the case may be, of its acquisition, become an Additional Guarantor in accordance with Clause 24.4 (Additional Guarantors).

34073642v9 89 21.21 Subordination of Convertible Debt In case the existing EUR 25,000,000 convertible debt agreement dated 20 December 2019 between the Company as borrower and RAG-S LENDING SCS, SICAV-RAIF as lender and the EUR 50,000,000 convertible debt agreement dated 20 December 2019 between the Company as borrower and SIGNA International Sports Holding GmbH as lender (Roll of Deeds No. 461/2019 of the notary public Dr. Thorsten Reinhard in Frankfurt am Main) (the "Existing Convertible Loans") are not converted into equity until 30 September 2021, such convertible debt shall be subordinated pursuant to the terms of the Subordination Agreement within fifteen (15) Business Days. If such subordination does, in whole or in part, not occur within fifteen (15) Business Days after 30 September 2021 (the "Subordination Longstop-Date"), the Company may refinance the Facilities granted under this Agreement within three (3) months after the Subordination Longstop-Date. 21.22 IPO/ stock exchange listing In case any listing, IPO or other registration with a stock exchange is envisaged, the Company shall ensure that any transaction is undertaken in the order shown in and following the stipulations of the SPAC Structure Memorandum at least up to and including Step No. 12a of the SPAC Structue Memorandum. 21.23 Granting of Security/ Additional Security (a) The Company shall ensure that within sixty (60) days from the date of this Agreement, the Share Pledge Agreement is granted in favour of the Finance Parties. (b) in case, (after the financial year 2022), a material loss of value of the Share Pledge Agreement (turnover of Internetstores Holding GmbH and its Subsidiaries on a consolidated basis per annum below EUR 400,000,000 and/or EBITDA per annum below EUR 10,000,000) occurs, the Company will offer the Lenders additional Security corresponding to the material loss of value. 21.24 Equity Commitments/ Subordination Agreement (a) The Company shall procure that the Equity Commitment IB is received by the Company in case the 13-weeks liquidity focrecast shows a shortfall of the Available Liquidity below the amount of EUR 30,000,000 or (in case not already shown in the 13-weeks liquidity focrecast) the actual Available Liquidity falls below an amount of EUR 30,000,000, in each case within five (5) Business Days after the delivery to the Agent of the respective liquidity forecast, respectively within five (5) Business Days after the occurrence of the 34073642v9 90 shortfall, unless the amount of the Equity Commitment IB is reduced to zero due to the Equity Commitment Reduction Amount. (b) The Company shall procure that the Equity Commitment II is received by the Company until 30 September 2022 at the latest. (c) The Company shall procure that the Equity Commitment III is received by the Company until 30 June 2023 at the latest, unless either the amount of the Equity Commitment III is reduced to zero due to the Equity Commitment Reduction Amount or the External Expert has confirmed to the satisfaction of the Lenders that no additional liquidity is being required by the Group in order to comply with the Refinancing Report. (d) In case any of the Equity Commitments or any of the amounts constituting an Equity Commitment Reduction Amount are directly made available to the Company by a shareholder (other than the existing shareholder) via Shareholder Loan, the required Subordination Agreement needs to be executed prior to the conclusion of the respective Shareholder Loan and the transfer of funds. 22. Events Of Default Each of the events or circumstances set out in Clause 22 is an Event of Default (save for Clause 22.14 (Acceleration)). 22.1 Non-payment An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless: (a) its failure to pay is caused by administrative or technical error; and (b) payment is made within five (5) Business Days of its due date. 22.2 Financial covenants Any requirement of Clause 20 (Financial covenants) is not satisfied. 22.3 Other obligations (a) Any requirement under Clause 21.24 (Equity Commitments) is not satisfied. 34073642v9 91 (b) An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 22.1 (Non-payment), Clause 22.2 (Financial covenants) and paragraph (a) above). (c) No Event of Default under paragraph (b) above will occur if the failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware of the failure to comply. 22.4 Misrepresentation Any representation or statement made or deemed to be made by or on behalf of an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made unless the cicumstances giving rise to such representation being incorrect or misleading are capable of remedy and are remedied within ten (10) Business Days of the earlier of (A) the Agent giving notice to the Company and (B) the Company becoming aware thereof. 22.5 Cross default (a) Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period. (b) Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described). (c) Any commitment for any Financial Indebtedness of any member of the Group is cancelled or suspended by a creditor of any member of the Group as a result of an event of default (however described). (d) Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described). (e) No Event of Default will occur under this Clause 22.5 if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 5,000,000 (or its equivalent in other currencies). 34073642v9 92 22.6 Insolvency (a) A member of the Group: (i) is unable or admits inability to pay its debts as they fall due; (ii) suspends making payments on any of its debts; or (iii) by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such) with a view to rescheduling any of its indebtedness. (b) A member of the Group incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the Insolvency Code (Insolvenzordnung) or is overindebted within the meaning of section 19 of the Insolvency Code (Insolvenzordnung) or, with respect to any other member of the Group, the value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities). (c) A moratorium is declared in respect of any indebtedness of any member of the Group. 22.7 Insolvency proceedings Any corporate action, legal proceedings or other procedure or step is taken in relation to: (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any member of the Group other than a solvent liquidation or reorganisation of any member of the Group which is not an Obligor; (b) a composition, compromise, assignment or arrangement with any creditor of any member of the Group; (c) the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any member of the Group or any of its assets; or (d) enforcement of any Security over any assets of any member of the Group,

34073642v9 93 or any analogous procedure or step is taken in any jurisdiction. This Clause 22.7 shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within twenty-one (21) days of commencement. 22.8 Creditors' process Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of a member of the Group and is not discharged within fourteen (14) days. 22.9 Ownership of the Obligors An Obligor (other than the Company) is not or ceases to be a Subsidiary of the Company. 22.10 Unlawfulness It is or becomes unlawful for an Obligor to perform any of its obligations under the Finance Documents or the Subordination Agreement. 22.11 Repudiation An Obligor repudiates a Finance Document or evidences an intention to repudiate a Finance Document or the Subordination Agreement. 22.12 Material adverse change Any event or circumstance occurs which has a Material Adverse Effect. 22.13 Subordination Agreement and Shareholder Loans (a) A party to a Subordniation Agreement (other than a Finance Party) does not comply with its obligations or the provisions provided for in the respective Subordination Agreement, unless such failure to comply is capable of remedy and is remedied within ten (10) Business Days of the earlier of (A) the Agent giving notice and (B) the the respective party becoming aware of the failure to comply. (b) A party to the Shareholder Loan SIGNA or the Shareholder Loan HoldCo(i) refuses to perform its obligations under the respective agreement (in whole or in part) (ii) challenges or terminates the respective agreement (in whole or in part) or (iii) any the agreements 34073642v9 94 becomes invalid (in whole or in part); and this has an adverse effect on the Lenders' exposure under any of the Finance Documents. 22.14 Acceleration On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and shall if so directed by the Majority Lenders, (a) by notice to the Company: (i) cancel the Total Commitments whereupon they shall immediately be cancelled; (ii) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or (iii) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders. (b) exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents. 23. Changes To The Lenders 23.1 Assignments and transfers by the Lenders Subject to this Clause 23, a Lender (the "Existing Lender") may: (a) assign any of its rights; or (b) assign and transfer by assumption of contract (Vertragsübernahme) any of its rights and obligations, to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "New Lender"). 34073642v9 95 23.2 Company consent (a) The consent of the Company is required for an assignment or an assignment and transfer by assumption of contract (Vertragsübernahme) by an Existing Lender, unless the assignment or assignment and transfer by assumption of contract (Vertragsübernahme) is: (i) to another Lender or an Affiliate of any Lender; or (ii) made at a time when an Event of Default is continuing. (b) The consent of the Company to an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) must not be unreasonably withheld or delayed. The Company will be deemed to have given its consent five (5) Business Days after the Existing Lender has requested it unless consent is expressly refused by the Company within that time. (c) An assignment or assignment and transfer by assumption of contract (Vertragsübernahme) to a Special Situation Fund shall not be allowed unless made at a time when an Event of Default is continuing. 23.3 Other conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme) (a) An assignment will only be effective on: (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it had been the Original Lender; and (ii) performance by the Agent of all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender. (b) An assignment and transfer by assumption of contract (Vertragsübernahme) will only be effective if the procedure set out in Clause 23.6 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) is complied with. 34073642v9 96 (c) If: (i) a Lender assigns or assigns and transfers by assumption of contract (Vertragsübernahme) any of its rights or obligations under the Finance Documents or changes its Facility Office; and (ii) as a result of circumstances existing at the date the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, assignment and transfer by assumption of contract (Vertragsübernahme) or change had not occurred. This paragraph (c) shall not apply in respect of an assignment or an assignment and transfer by assumption of contract (Vertragsübernahme) made in the ordinary course of the primary syndication of the Facility. (d) Each New Lender, by executing the relevant Transfer Certificate, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the assignment or assignment and transfer by assumption of contract (Vertragsübernahme) becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender. 23.4 Assignment or assignment and transfer by assumption of contract (Vertragsübernahme) fee The New Lender shall, on the date upon which an assignment or assignment and transfer by assumption of contract (Vertragsübernahme) takes effect, pay to the Agent (for its own account) a fee of EUR 3,500. 23.5 Limitation of responsibility of Existing Lenders (a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

34073642v9 97 (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents; (ii) the financial condition of any Obligor; (iii) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document, (v) and any representations or warranties implied by law are excluded. (b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it: (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and (ii) will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force. (c) Nothing in any Finance Document obliges an Existing Lender to: (i) accept a re-assignment or a re-assignment and re-transfer by assumption of contract (Vertragsübernahme) from a New Lender of any of the rights and obligations assigned or assigned and transferred by assumption of contract (Vertragsübernahme) under this Clause 23; or (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise. 23.6 Procedure for assignment and transfer by assumption of contract (Vertragsübernahme) (a) Subject to the conditions set out in Clause 23.2 (Company consent) and Clause 23.3 (Other conditions of assignment or assignment and transfer by assumption of contract 34073642v9 98 (Vertragsübernahme)) an assignment and transfer by assumption of contract (Vertragsübernahme) is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate. (b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender. (c) On the Transfer Date: (i) to the extent that in the Transfer Certificate the Existing Lender seeks to assign and transfer by assumption of contract (Vertragsübernahme) its rights and obligations under the Finance Documents each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be lost (being the "Terminated Rights and Obligations"); (ii) each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Terminated Rights and Obligations only insofar as that Obligor and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender; (iii) the Agent, the Arranger, the New Lender and the other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been the Original Lender with the rights and/or obligations acquired or assumed by it as a result of the assignment and transfer by assumption of contract (Vertragsübernahme) and to that extent the Agent, the Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and (iv) the New Lender shall become a Party as a "Lender". 34073642v9 99 23.7 Copy of Transfer Certificate to Company The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate or Increase Confirmation, send to the Company a copy of that Transfer Certificate. 23.8 Security over Lenders' rights (a) In addition to the other rights provided to Lenders under this Clause 23, each Lender may without consulting with or obtaining consent from any Obligor, at any time assign, charge, pledge or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: (i) any assignment, charge, pledge or other Security to secure obligations to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) including, without limitation, any assignment of rights to a special purpose vehicle where Security over securities issued by such special purpose vehicle is to be created in favour of a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank); and (ii) any assignment, charge, pledge or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such assignment, charge, pledge or Security shall: (A) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant assignment, charge, pledge or Security for the Lender as a party to any of the Finance Documents; or (B) require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents. (b) The limitations on assignments or transfers by a Lender set out in any Finance Document, in particular in Clause 23.1 (Assignments and transfers by the Lenders), Clause 23.2 (Company consent), Clause 23.3 (Other conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) and Clause 23.4 (Assignment 34073642v9 100 or assignment and transfer by assumption of contract (Vertragsübernahme) fee), and the provisions set out in Clause 35 (Confidentiality) shall not apply to the creation of Security pursuant to paragraph (a)(i) above. (c) The limitations and provisions referred to in paragraph (b) above shall further not apply to any assignment or transfer of rights under the Finance Documents made by a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to a third party in connection with the enforcement (Verwertung) of Security created pursuant to paragraph (a)(i) above. (d) Any Lender may disclose such Confidential Information as that Lender is required to disclose to a federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) to (or through) whom it creates Security pursuant to paragraph (a)(i) above, and any federal reserve or central bank (including, for the avoidance of doubt, the European Central Bank) may disclose such Confidential Information to a third party to whom it assigns or transfers (or may potentially assign or transfer) rights under the Finance Documents in connection with the enforcement of such Security. 24. Changes To The Obligors 24.1 Assignments and transfers by Obligors No Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 24.2 Additional Borrowers (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.10 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries becomes an Additional Borrower (Vertragsbeitritt). That Subsidiary shall become an Additional Borrower if: (i) all the Lenders approve the addition of that Subsidiary; (ii) the Company delivers to the Agent a duly completed and executed Accession Letter; (iii) the Company confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

34073642v9 101 (iv) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent). (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 24.3 Resignation of a Borrower (a) The Company may request that a Borrower (other than the Company) ceases to be a Borrower by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); and (ii) the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents, whereupon that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents. 24.4 Additional Guarantors (a) Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 19.10 ("Know your customer" checks), the Company may request that any of its wholly owned Subsidiaries become an Additional Guarantor. That Subsidiary shall become an Additional Guarantor if: (i) the Company delivers to the Agent a duly completed and executed Accession Letter; and 34073642v9 102 (ii) the Agent has received all of the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent. (b) The Agent shall notify the Company and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II of Schedule 2 (Conditions Precedent). (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 24.5 Repetition of Representations Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the Repeated Representations are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing. 24.6 Resignation of a Guarantor (a) The Company may request that a Guarantor (other than the Company) ceases to be a Guarantor by delivering to the Agent a Resignation Letter. (b) The Agent shall accept a Resignation Letter and notify the Company and the Lenders of its acceptance if: (i) no Default is continuing or would result from the acceptance of the Resignation Letter (and the Company has confirmed this is the case); (ii) where the Guarantor is also a Borrower, it is under no actual or contingent obligation as a Borrower and has resigned and ceased to be a Borrower under Clause 24.3 (Resignation of a Borrower); (iii) that Guarantor is not a Material Company pursuant to paragraph (b) of the definition of "Material Company"; and (iv) all the Lenders have consented to the Company's request. 34073642v9 103 25. Role Of The Agent And The Arranger 25.1 Appointment of the Agent (a) Each of the Arranger and the Lenders appoints the Agent to act as its agent and attorney (Stellvertreter) under and in connection with the Finance Documents. (b) Each of the Arranger and the Lenders authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions. (c) Each of the Arranger and the Lenders hereby exempts the Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible to such Finance Party. A Finance Party which cannot grant such exemption shall notify the Agent accordingly. 25.2 Instructions (a) The Agent shall: (i) unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by: (A) all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and (B) in all other cases, the Majority Lenders; and (ii) not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above. (b) The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested. 34073642v9 104 (c) Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent. (d) The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions. (e) In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders. (f) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document. 25.3 Duties of the Agent (a) The Agent's duties under the Finance Documents are solely mechanical and administrative in nature. (b) Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party. (c) Without prejudice to Clause 23.7 (Copy of Transfer Certificate to Company), paragraph (b) above shall not apply to any Transfer Certificate. (d) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party. (e) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

34073642v9 105 (f) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties. (g) The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied). 25.4 Role of the Arranger Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document. 25.5 No fiduciary duties (a) Nothing in any Finance Document constitutes the Agent or the Arranger as a trustee (Treuhänder) of any other person. Neither the Agent nor the Arranger has any financial or commercial duty of care (Vermögensfürsorgepflicht) for any person. (b) Neither the Agent nor the Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account. 25.6 Business with the Group The Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group. 25.7 Rights and discretions (a) The Agent may: (i) rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised; (ii) assume that: (A) any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and 34073642v9 106 (B) unless it has received notice of revocation, that those instructions have not been revoked; and (iii) rely on a certificate from any person: (A) as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or (B) to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate. (b) The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that: (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 22.1 (Non-payment)); (ii) any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and (iii) any notice or request made by the Company (other than an Utilisation Request) is made on behalf of and with the consent and knowledge of all the Obligors. (c) The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts. (d) Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be necessary. (e) The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying. 34073642v9 107 (f) The Agent may act in relation to the Finance Documents through its officers, employees and agents. (g) Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement. (h) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. (i) Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 25.8 Responsibility for documentation Neither the Agent nor the Arranger is responsible or liable for: (a) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 25.9 No duty to monitor The Agent shall not be bound to enquire: (a) whether or not any Default has occurred; 34073642v9 108 (b) as to the performance, default or any breach by any Party of its obligations under any Finance Document; or (c) whether any other event specified in any Finance Document has occurred. 25.10 Exclusion of liability (a) Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent), the Agent will not be liable for: (i) any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct; (ii) exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or (iii) without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Agent) arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

34073642v9 109 (b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause pursuant to section 328 para 1 Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter). (c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose. (d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender, on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger. (e) Without prejudice to any provision of any Finance Document excluding or limiting the Agent's liability, any liability of the Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages. 25.11 Lenders' indemnity to the Agent Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three (3) Business Days of demand, against any 34073642v9 110 cost, loss or liability incurred by the Agent (otherwise than by reason of the Agent's gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document). 25.12 Resignation of the Agent (a) The Agent may resign and appoint one of its Affiliates acting through an office in any Participating Member State as successor by giving notice to the Lenders and the Company. (b) Alternatively the Agent may resign by giving 30 days' notice to the Lenders and the Company, in which case the Majority Lenders (after consultation with the Company) may appoint a successor Agent. (c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Company) may appoint a successor Agent (acting through an office in in any Participating Member State). (d) The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Company shall, within three (3) Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance. (e) The Agent's resignation notice shall only take effect upon the appointment of a successor. (f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (d) above) but shall remain entitled to the benefit of Clause 14.3 (Indemnity to the Agent) and this Clause 25 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. (g) After consultation with the Company, the Majority Lenders may, by notice to the Agent, require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above. 34073642v9 111 (h) The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (i) the Agent fails to respond to a request under Clause 12.8 (FATCA Information) and the Company or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (ii) the information supplied by the Agent pursuant to Clause 12.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (iii) the Agent notifies the Company and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Agent, requires it to resign. 25.13 Confidentiality (a) In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments. (b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it. 25.14 Relationship with the Lenders (a) The Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent's principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office: 34073642v9 112 (i) entitled to or liable for any payment due under any Finance Document on that day; and (ii) entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five (5) Business Days' prior notice from that Lender to the contrary in accordance with the terms of this Agreement. (b) Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 30.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 30.2 (Addresses) and paragraph (a)(ii) of Clause 30.5 (Electronic communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender. 25.15 Credit appraisal by the Lenders Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance

34073642v9 113 Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (d) the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document. 25.16 Deduction from amounts payable by the Agent If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted. 26. The Security Agent 26.1 Appointment of Security Agent (a) Without limiting or affecting Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)), each other Finance Party appoints the Security Agent to act as security agent under and in connection with the relevant Transaction Security Documents and this Agreement and as trustee (Treuhänder) and administrator for the purpose of accepting and, administering the Transaction Security Documents for and on behalf of the other Finance Parties and the Security Agent hereby accepts such appointment on the terms and subject to the conditions set out in this Agreement. (b) Each Finance Party (other than the Security Agent) hereby authorises the Security Agent to accept as its representative (Stellvertreter) any Transaction Security granted to such Finance Party in relation to the Finance Documents and to act and execute on its behalf as its representative (Stellvertreter), subject to the terms of this Agreement, amendments or releases of, accessions and alterations to, and to carry out similar dealings with regard to any Transaction Security Document. (c) Each Finance Party which becomes a party to any Finance Document ratifies and approves all acts and declarations previously done by the Security Agent on such 34073642v9 114 Finance Party's behalf (including for the avoidance of doubt the declarations made by the Security Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht)) in relation to the creation of any Transaction Security on behalf and for the benefit of any Finance Party. (d) The Security Agent shall and is hereby authorised by each of the Finance Parties (and to the extent it may have any interest therein, every other Party) to execute on behalf of itself and each other Party where relevant without the need for any further referral to, or authority from, any other person all necessary releases or confirmations of any Security created under the Transaction Security Documents and to exercise such rights, remedies, powers and discretions as are specifically delegated to or conferred upon the Security Agent under the Transaction Security Documents together with such powers and discretions as are reasonably incidental thereto. (e) Each Finance Party hereby irrevocably authorises the Security Agent to act on its behalf and if required under applicable law, or if otherwise appropriate, in its name and on its behalf in connection with the preparation, execution and delivery of the Transaction Security Documents and the perfection and monitoring of the Transaction Security Documents. The Security Agent is authorised to make and accept all declarations and take all actions it considers necessary or useful in this connection. (f) With respect to any Transaction Security governed by German law ("German Security") the Security Agent shall: (i) hold and administer and (subject to it having become enforceable) realise any German Security which is assigned (Sicherungseigentum/ Sicherungsabtretung) or otherwise granted to it under a non-accessory security right (nicht- akzessorische Sicherheit) in its own name as trustee (treuhänderisch) for the benefit of the Finance Parties; and (ii) hold, administer and (subject to it having become enforceable) realise in the name and on behalf of the Finance Parties any German Security which is pledged (Verpfändung) or otherwise granted to any Finance Party under an accessory security right (akzessorische Sicherheit) as agent in the name and on behalf of the Finance Parties. (g) For the purposes of this Agreement, each Finance Party releases the Security Agent from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible for such Finance Party. A Finance Party which is barred by its 34073642v9 115 constitutional documents or by-laws from granting such exemption shall notify the Security Agent accordingly. The Security Agent has the power to grant a sub-power of attorney including the right to release the sub-attorney "Untervollmacht" from the restrictions of section 181 of the German Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law, in each case to the extent legally possible. (h) At the request of the Security Agent, each other Finance Party shall provide the Security Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each other Finance Party ratifies and approves all acts previously done by the Security Agent on such Finance Party's behalf. (i) Each of the Parties to this Agreement agrees that the Security Agent shall have only those duties, obligations and responsibilities expressly specified in this Agreement or in the Transaction Security Documents to which the Security Agent is expressed to be a party (and no others shall be implied). 26.2 Parallel Debt (Covenant to pay the Security Agent) (a) Notwithstanding any other provision of this Agreement, each Obligor hereby irrevocably and unconditionally undertakes to pay to the Security Agent, as creditor in its own right and not as representative of the Finance Parties (by way of an abstract acknowledgement of debt (abstraktes Schuldanerkenntnis)), sums equal to and in the currency of each amount payable by such Obligor to each of the Finance Parties under each of the Finance Documents as and when that amount falls due for payment under the relevant Finance Document. (b) Each Obligor and the Security Agent acknowledge that the obligations of each Obligor under paragraph (a) above are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of that Obligor to any Finance Party under any Finance Document (its "Corresponding Debt") nor shall the amounts for which each Obligor is liable under paragraph (a) above (its "Parallel Debt") be limited or affected in any way by its Corresponding Debt provided that: (i) the Parallel Debt of each Obligor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and 34073642v9 116 (ii) the Corresponding Debt of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged. (c) The Security Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The Transaction Security granted under the Transaction Security Documents to the Security Agent to secure the Parallel Debt is granted to the Security Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust. (d) All monies received or recovered by the Security Agent pursuant to this Clause 26.2, and all amounts received or recovered by the Security Agent from or by the enforcement of any Transaction Security granted to secure the Parallel Debt, shall be applied in accordance with Clause 29.5 (Partial payments). (e) Without limiting or affecting the Security Agent's rights against the Obligors (whether under this Clause 26.2 or under any other provision of the Finance Documents), each Obligor acknowledges that: (i) nothing in this Clause 26.2 shall impose any obligation on the Security Agent to advance any sum to any Obligor or otherwise under any Finance Document, except in its capacity as Lender; and (ii) for the purpose of any vote taken under any Finance Document, the Security Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a Lender. 26.3 No independent power The Finance Parties shall not have any independent power to enforce, or have recourse to, any of the Transaction Security or to exercise any rights or powers arising under the Transaction Security Documents except through the Security Agent. 26.4 Instructions to Security Agent and exercise of discretion (a) Subject to paragraphs (d) and (e) below, the Security Agent shall act in accordance with any instructions given to it by the Majority Lenders or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Security Agent and shall be entitled to assume that (i) any instructions received by it from the Lenders or a group of Lenders are duly given in accordance with the terms of the

34073642v9 117 Finance Documents and (ii) unless it has received actual notice of revocation, that those instructions or directions have not been revoked. (b) The Security Agent shall be entitled to request instructions, or clarification of any direction, from the Majority Lenders as to whether, and in what manner, it should exercise or refrain from exercising any rights, powers, authorities and discretions and the Security Agent may refrain from acting unless and until those instructions or clarification are received by it. (c) Any instructions given to the Security Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties. (d) Paragraph (a) above shall not apply: (i) where a contrary indication appears in this Agreement; (ii) where this Agreement requires the Security Agent to act in a specified manner or to take a specified action; and (iii) in respect of any provision which protects the Security Agent's own position in its personal capacity as opposed to its role of Security Agent for the Finance Parties including, without limitation, the provisions set out in Clauses 26.6 (Security Agent's discretions) to Clause 26.17 (Final Release of Transaction Security). (e) If giving effect to instructions given by the Majority Lenders would (in the Security Agent's opinion) have an effect equivalent to an amendment of this Agreement, the Security Agent shall not act in accordance with those instructions unless consent to it so acting is obtained from each Party (other than the Security Agent) whose consent would have been required pursuant to Clause 34 (Amendments and Waivers) in respect of that amendment. (f) In exercising any discretion to exercise a right, power or authority under this Agreement where it has not received any instructions from the Majority Lenders as to the exercise of that discretion the Security Agent shall do so having regard to the interests of all the Finance Parties. 26.5 Security Agent's Actions Without prejudice to the provisions of Clause 26.19 (Enforcement instruction) and Clause 26.4 (Instructions to Security Agent and exercise of discretion), the Security Agent may (but shall not 34073642v9 118 be obliged to), in the absence of any instructions to the contrary, take such action in the exercise of any of its powers and duties under the Finance Documents as it considers in its discretion to be appropriate. 26.6 Security Agent's discretions (a) The Security Agent may: (i) assume (unless it has received actual notice to the contrary from the Majority Lenders) that (i) no Default has occurred and no Obligor is in breach of or default under its obligations under any of the Finance Documents and (ii) any right, power, authority or discretion vested by any Finance Document in any person has not been exercised; (ii) if it receives any instructions or directions under Clause 26.19 (Enforcement instruction) to take any action in relation to the Transaction Security, assume that all applicable conditions under the Finance Documents for taking that action have been satisfied; (iii) engage, pay for and rely on the advice or services of any legal advisers, accountants, tax advisers, surveyors or other experts (whether obtained by the Security Agent or by any other Finance Party) whose advice or services may at any time seem necessary, expedient or desirable; (iv) rely upon any communication or document believed by it to be genuine and, as to any matters of fact which might reasonably be expected to be within the knowledge of a Finance Party or an Obligor, upon a certificate signed by or on behalf of that person; and (v) refrain from acting in accordance with the instructions of any Finance Party (including bringing any legal action or proceeding arising out of or in connection with the Finance Documents) until it has received any indemnification and/or security that it may in its discretion require (whether by way of payment in advance or otherwise) for all costs, losses and liabilities which it may incur in so acting. (b) Notwithstanding any other provision of any Finance Document to the contrary, the Security Agent is not obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality. In particular, and for the avoidance of doubt, nothing in any 34073642v9 119 Finance Document shall be construed so as to constitute an obligation of the Security Agent to perform any services which it would not be entitled to render pursuant to the provisions of the German Act on Rendering Legal Services (Rechtsdienstleistungsgesetz) or pursuant to the provisions of the German Tax Advisory Act (Steuerberatungsgesetz) or any other services that require an express official approval, licence or registration, unless the Security Agent holds the required approval, licence or registration. (c) Notwithstanding any provision of any Finance Document to the contrary, the Security Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it. 26.7 Security Agent's obligations The Security Agent shall without undue delay: (a) copy to the Lenders the contents of any notice or document received by it from any Obligor under any Finance Document; (b) forward to a Party the original or a copy of any document which is delivered to the Security Agent for that Party by any other Party provided that, except where a Finance Document expressly provides otherwise, the Security Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party; (c) inform the Lenders of the occurrence of any Default or any default by an Obligor in the due performance of or compliance with its obligations under any Finance Document of which the Security Agent has received notice from any other Party. 26.8 Excluded obligations Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent shall not: (a) be bound to enquire as to (i) whether or not any Default has occurred; (ii) the performance, default or any breach by an Obligor of its obligations under any of the Finance Documents or (iii) whether any other event specified in any Finance Document has occured; 34073642v9 120 (b) be bound to account to any other Party for any sum or the profit element of any sum received by it for its own account; (c) be bound to disclose to any other person (including but not limited to any Finance Party) (i) any confidential information or (ii) any other information if disclosure would, or might in its reasonable opinion, constitute a breach of any law or be a breach of fiduciary duty; or (d) have or be deemed to have any relationship of trust or agency or fiduciary relationship with any Obligor or any other Party. 26.9 Exclusion of liability (a) Without limiting paragraph (b) below, the Security Agent shall not accept responsibility or be liable for (i) the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Security Agent or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents, or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; (ii) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property; (iii) any damages, costs or losses to any person or any diminution in value or any liability whatsoever arising as a result of taking or refraining from taking any action in relation to any of the Finance Documents, the Charged Property or otherwise, whether in accordance with an instruction from the Majority Lenders or otherwise unless directly caused by its gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz); (iv) the exercise of, or the failure to exercise, any judgment, discretion or power given to it by or in connection with any of the Finance Documents, the Charged Property or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, the Finance Documents or the Charged Property;

34073642v9 121 (v) any shortfall which arises on the enforcement or realisation of the Charged Property; or (vi) without prejudice to the generality of paragraphs (i) to (v) above, any damages, costs, losses, any diminution in value or any liability whatsoever arising as a result of: (A) any act, event or circumstance not reasonably within its control; or (B) the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets; breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action. (b) No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause pursuant to section 328 para 1 Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter). (c) Nothing in this Agreement shall oblige the Security Agent to carry out: (i) any "know your customer" or other checks in relation to any person; or (ii) any check on the extent to which any transaction contemplated by this Agreement or any Transaction Security Document might be unlawful for any Obligor, on behalf of any Obligor and each Obligor confirms to the Security Agent that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Security Agent. (d) Without prejudice to any provision of any Finance Document excluding or limiting the Security Agent's liability, any liability of the Security Agent arising under or in connection 34073642v9 122 with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Security Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Security Agent at any time which increase the amount of that loss. In no event shall the Security Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Security Agent has been advised of the possibility of such loss or damages 26.10 No proceedings No Party (other than the Security Agent) may take any proceedings against any officer, employee or agent of the Security Agent in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Charged Property and any officer, employee or agent of the Security Agent may rely on this Clause 26.10 pursuant to section 328 of the German Civil Code. 26.11 Own responsibility Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party confirms to the Security Agent that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to: (a) the financial condition, status and nature of each member of the Group; (b) the legality, validity, effectiveness, adequacy and enforceability of any Finance Document, the Charged Property and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property; (c) whether that Finance Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Charged Property, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Charged Property; 34073642v9 123 (d) the adequacy, accuracy and/or completeness of any information provided by the Security Agent or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and (e) the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property, and (f) each Finance Party warrants to the Security Agent that it has not relied on and will not at any time rely on the Security Agent in respect of any of these matters. 26.12 No responsibility to perfect Transaction Security The Security Agent shall not be liable for any failure to: (a) require the deposit with it of any deed or document certifying, representing or constituting the title of any Obligor to any of the Charged Property; (b) obtain any licence, consent or other authority for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Finance Documents or the Transaction Security; (c) register, file or record or otherwise protect any of the Transaction Security (or the priority of any of the Transaction Security) under any applicable laws in any jurisdiction or to give notice to any person of the execution of any of the Finance Documents or of the Transaction Security; (d) take, or to require any of the Obligors to take, any steps to perfect its title to any of the Charged Property or to render the Transaction Security effective or to secure the creation of any ancillary Security under the laws of any jurisdiction; or (e) require any further assurances in relation to any of the Transaction Security Documents. 26.13 Insurance by Security Agent (a) The Security Agent shall not be under any obligation to insure any of the Charged Property, to require any other person to maintain any insurance or to verify any obligation to arrange or maintain insurance contained in the Finance Documents. The Security 34073642v9 124 Agent shall not be responsible for any loss which may be suffered by any person as a result of the lack of or inadequacy of any such insurance. (b) Where the Security Agent is named on any insurance policy as an insured party, it shall not be responsible for any loss which may be suffered by reason of, directly or indirectly, its failure to notify the insurers of any material fact relating to the risk assumed by such insurers or any other information of any kind, unless the Majority Lenders shall have requested it to do so in writing and the Security Agent shall have failed to do so within fourteen (14) days after receipt of that request. 26.14 Acceptance of title The Security Agent shall be entitled to accept without enquiry, and shall not be obliged to investigate, any right and title that any of the Obligors may have to any of the Charged Property and shall not be liable for or bound to require any Obligor to remedy any defect in its right or title. 26.15 Refrain from illegality Notwithstanding anything to the contrary expressed or implied in the Finance Documents, the Security Agent may refrain from doing anything which in its opinion will or may be contrary to any relevant law, directive or regulation of any jurisdiction and the Security Agent may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. 26.16 Business with the Obligors The Security Agent may accept deposits from, lend money to, and generally engage in any kind of banking or other business with any of the Obligors. 26.17 Release of Transaction Security (a) Release of Transaction Security prior to full satisfaction (i) If the Security Agent is obliged to release all or part of the security granted under the Transaction Security Documents due to mandatory German law and is requested to do so by the relevant security grantor even though not all amounts outstanding under the Finance Documents have been fully and finally discharged and the Lenders are still under further obligation to provide financial accommodation to any of the Obligors, the Security Agent may, at its discretion, determine which part of the security may be released.

34073642v9 125 (ii) For the purpose of determining the value of the security the Security Agent may appoint a certified accountant (Wirtschaftsprüfer) to evaluate the security interest expense. (b) Final release of Transaction Security If all amounts outstanding under the Finance Documents have been fully and finally discharged and the Lenders are under no further obligation to provide financial accommodation to any of the Obligors (as confirmed to the Security Agent in writing by the Lenders), such confirmation to be given by the Lenders without undue delay upon being so satisfied: (i) the Security Agent and, if required, each other Finance Party shall release, without recourse or warranty, all of the Transaction Security (including any guarantee under the Finance Documents and the abstract acknowledgements of indebtedness pursuant to Clause 26.2 (Parallel Debt (Covenant to pay the Security Agent)) and its rights under each of the Transaction Security Documents; and (ii) any retiring Security Agent shall release, without recourse or warranty, all of its rights under each of the Transaction Security Documents. 26.18 Trustee division separate (a) In acting as trustee (Treuhänder) for the Finance Parties, the Security Agent shall be regarded as acting through its trustee division which shall be treated as a separate entity from any of its other divisions or departments. (b) If information is received by another division or department of the Security Agent, it may be treated as confidential to that division or department and the Security Agent shall not be deemed to have notice of it. 26.19 Enforcement instruction Subject to the Transaction Security having become enforceable in accordance with its respective terms, the Security Agent shall enforce, or refrain from enforcing, the Transaction Security in accordance with, and in the manner set out in, any instructions given to it by the Majority Lenders (the "Instructing Group"). 34073642v9 126 (a) The Security Agent may refrain from enforcing the Transaction Security unless instructed by the Instructing Group. (b) If it receives any instructions or directions from the Instructing Group to take any action in relation to any Transaction Security, it is entitled to assume that all applicable conditions under the Finance Documents for taking that action have been satisfied. (c) The Security Agent may refrain from acting in accordance with the instructions of the Instructing Group until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions. (d) In the absence of instructions from the Instructing Group, the Security Agent may act (or refrain from taking action) as it considers to be in the best interest of the other Finance Parties. 26.20 Release of liabilities and Transaction Security (a) Following: (i) the commencement of enforcement or realization of the Transaction Security (or part thereof) by the Security Agent (or any of its delegates or any insolvency or similar administrator) in accordance with applicable law and the terms of the Transaction Security Documents; and (ii) the disposal or transfer in accordance with applicable law and the terms of the Transaction Security Documents of all or any of the assets of, and/or shares in, a member of the Group subject to the Transaction Security (a "Pledged Company") to a person or persons which is not a member of the Group (together with the conditions in sub-paragraph (i) above, the "Enforcement Conditions"), the Security Agent is irrevocably authorised to (and may delegate such authorisation to any Obligor or any competent insolvency or similar administration): (iii) release the Transaction Security or any other lien or claim (i) over that asset subject to such disposal or transfer or (ii) over the shares in that Pledged Company or any of its Subsidiaries or (iii) over any assets of that Pledged Company and/or any of its Subsidiaries and execute and deliver or enter into any release of that Transaction Security; and 34073642v9 127 (iv) release and discharge all secured obligations and guarantees granted in favour of the Finance Parties by any Obligor (it being understood that in the event of a transfer of part or all of the shares in a Pledged Company, the Security Agent shall be authorised to fully release and discharge all secured obligations and guarantees granted by such Pledged Company and its Subsidiaries) on the occurrence of the first transfer of shares. (b) Following satisfaction of the Enforcement Conditions, the Security Agent shall be authorised to execute or enter into, on behalf of and without the need for any further authority from any Finance Party: (i) any release or discharge of any Pledged Company and/or its Subsidiaries from any secured obligations or any other claim against that Pledged Company or its Subsidiaries, both actual and contingent; and/or (ii) upon the request of any potential acquirer of the shares in a Pledged Company and its Subsidiaries, any agreement to dispose or transfer (including, but not limited to, by way of assignment) of all or part of the secured obligations or any other claim owed by such Pledged Company and its Subsidiaries on behalf of the Finance Parties to the acquirer of the shares or as directed by such acquirer (with the proceeds thereof being applied as if they were the proceeds of enforcement of any Transaction Security for the secured obligations in accordance with the terms of this Agreement). (c) The Finance Parties and, to the extent required under the Transaction Security Documents, the Obligors and the Company (on behalf of the relevant Pledged Company) shall execute any assignments, transfers, releases or other documents that the Security Agent may consider to be necessary to give effect to these releases and disposals. (d) The Finance Parties and the Obligors hereby release the Security Agent from the restrictions of section 181 of the German Civil Code (BGB) for the purposes of this Clause 26.20. A Finance Party and an Obligor which is barred by its constitutional documents or by-laws from granting such exemption shall notify the Security Agent accordingly. 26.21 Order of application All amounts from time to time received or recovered by the Security Agent (in its capacity as Security Agent) pursuant to the terms of this Agreement or the Transaction Security Documents or in connection with the realisation or enforcement of all or any part of the Transaction Security 34073642v9 128 shall be applied by the Security Agent to the extent permitted by applicable law, in the following order of priority: (a) in discharging any sums owing to the Security Agent (in its capacity as trustee) or any of its delegates; (b) in payment of all costs and expenses reasonably incurred by any Finance Party in connection with any realisation or enforcement of the Transaction Security taken in accordance with the terms of this Agreement; (c) in payment to the Agent for distribution in accordance with Clause 29.5 (Partial payments) of this Agreement; (d) in payment to the Lenders for application (in accordance with the terms of the Facilities Agreement) towards the discharge of the secured obligations; (e) if none of the Obligors is under any further actual or contingent liability under any Finance Document, in payment to any person to whom the Security Agent is obliged to pay in priority to any Obligor; and (f) the balance, if any, in payment to the relevant Obligor. 26.22 Manner of enforcement If the Transaction Security is being enforced pursuant to Clause 26.19 (Enforcement instruction), the Security Agent shall enforce the Transaction Security in such manner (including, without limitation, the selection of any administrator of any Obligor to be appointed by the Security Agent) as the Majority Lenders shall instruct or, in the absence of such instructions, as the Security Agent sees fit. 26.23 Exercise of voting rights (a) Each Lender agrees with the Security Agent that it will cast its vote in any proposal put to the vote or under the supervision of any judicial or supervisory authority in respect of any insolvency, pre-insolvency or rehabilitation or similar proceedings relating to any member of the Group as instructed by the Security Agent. (b) The Security Agent shall give instructions for the purpose of paragraph (a) above as directed by the Majority Lenders.

34073642v9 129 26.24 Waiver of rights To the extent permitted under applicable law and subject to Clauses 26.19 (Enforcement instruction) and 26.22 (Manner of enforcement), each of the Finance Parties waives all rights it may otherwise have to require that the Transaction Security be enforced in any particular order or manner or at any particular time or that any sum received or recovered from any person or by virtue of the enforcement of any Transaction Security or of any other Security which is capable of being applied in or towards discharge of the outstanding amounts under the Facilities is so applied. 26.25 Priority of indemnity The Security Agent (and, in the case of Transaction Security governed by German law which is pledged (Verpfändung) or otherwise transferred to any Secured Party under an accessory right (akzessorische Sicherheit), each Secured Party) may, in priority to any payment to the Secured Parties, but subject to observing any enforcement condition agreed in the Transaction Security Documents indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in Clause 14 (Other indemnities) and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all moneys payable to it. 26.26 Lenders' indemnity Each Lender shall (in the proportion to its share of the Total Commitments, or if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero), indemnify the Security Agent, within five (5) Business Days of demand, against any cost, loss or liability incurred by it (otherwise than by reason of the relevant Security Agent's gross negligence or wilful misconduct) in acting as Security Agent under and in accordance with the Finance Documents (unless the relevant Security Agent has been reimbursed by an Obligor pursuant to a Finance Document) and the Obligors shall jointly and severally indemnify each Lender against any payment made by it under this Clause 26.26. 26.27 Resignation and replacement of the Security Agent If (a) the Security Agent wishes to resign or (b) the Majority Lenders request that a successor shall be appointed as security agent, 34073642v9 130 the Majority Lenders shall appoint a successor security agent and the Security Agent shall transfer its rights and obligations under this Agreement and any Transaction Security Document to such successor. The Security Agent undertakes to continue to act as security agent for up to three (3) months until the successor security agent has been appointed and the rights and obligations under this Agreement and the Transaction Security Documents transferred. 27. Conduct Of Business By The Finance Parties No provision of this Agreement will: (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit; (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax. 28. Sharing Among The Finance Parties 28.1 Payments to Finance Parties If a Finance Party (a "Recovering Finance Party") receives or recovers any amount from an Obligor other than in accordance with Clause 29 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then: (a) the Recovering Finance Party shall, within three (3) Business Days, notify details of the receipt or recovery to the Agent; (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 29 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and (c) the Recovering Finance Party shall, within three (3) Business Days of demand by the Agent, pay to the Agent an amount (the "Sharing Payment") equal to such receipt or recovery less any amount which the Agent determines may be retained by the 34073642v9 131 Recovering Finance Party as its share of any payment to be made, in accordance with Clause 29.5 (Partial payments). 28.2 Redistribution of payments The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 29.5 (Partial payments). 28.3 Recovering Finance Party's rights (a) On a distribution by the Agent under Clause 28.2 (Redistribution of payments), the Recovering Finance Party shall be entitled to receive by way of assignment the rights of the Finance Parties to the extent they have shared in the redistribution. (b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable. 28.4 Reversal of redistribution If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then: (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 28.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and (b) that Recovering Finance Party's rights of assignment in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed and the Recovering Finance Party shall re-assign any claims assigned to it pursuant to paragraph (a) of Clause 28.3 (Recovering Finance Party's rights). 34073642v9 132 28.5 Exceptions (a) This Clause 28 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor. (b) A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if: (i) it notified that other Finance Party of the legal or arbitration proceedings; and (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings. 29. Payment Mechanics 29.1 Payments to the Agent (a) On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment. (b) Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies. (c) Each Borrower authorises the Agent to debit interest, amortisation and all other amounts due under the Finance Documents on the relevant due date from an account to be notified by such Borrower to the Agent. 29.2 Distributions by the Agent Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 29.3 (Distributions to an Obligor) and Clause 29.4 (Clawback and pre-funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive

34073642v9 133 payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five (5) Business Days' notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party). 29.3 Distributions to an Obligor The Agent may (with the consent of the Obligor or in accordance with Clause 29.10 (Set-off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied. 29.4 Clawback and pre-funding (a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum. (b) Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds. (c) If the Agent is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower: (i) the Borrower to whom that sum was made available shall on demand refund it to the Agent; and (ii) the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender. 34073642v9 134 29.5 Partial payments (a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order: (i) first, in or towards payment pro rata of any unpaid amount owing to the Agent under the Finance Documents; (ii) secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under this Agreement; (iii) thirdly, in or towards payment pro rata of any principal due but unpaid under this Agreement; and (iv) fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents. (b) The Agent shall, if so directed by all Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above. (c) Paragraphs (a) and (b) above will override any appropriation made by an Obligor. 29.6 No set-off by Obligors All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim unless the counterclaim is undisputed or has been confirmed in a final non-appealable judgement. Any New Lender and any recipient of security over Lenders' rights according to Clause 23.8 (Security over Lenders' rights) may rely on this Clause 29.6, in the case of any New Lender to whom rights have been assigned according to paragraph (a) of Clause 23.3 (Other conditions of assignment or assignment and transfer by assumption of contract (Vertragsübernahme)) and any recipient of security over Lenders' rights, pursuant to section 328 para 1 of the Civil Code (Bürgerliches Gesetzbuch) (echter berechtigender Vertrag zugunsten Dritter). 34073642v9 135 29.7 Business Days (a) Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not). (b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date. 29.8 Currency of account (a) Subject to paragraphs (b) to (e) below, euro is the currency of account and payment for any sum due from an Obligor under any Finance Document. (b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated, pursuant to this Agreement, on its due date. (c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued. (d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred. (e) Any amount expressed to be payable in a currency other than euro shall be paid in that other currency. 29.9 Change of currency (a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then: (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Company); and 34073642v9 136 (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably). (b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Company) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency. 29.10 Set-Off A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents against any satisfiable (erfüllbar) obligation (within the meaning of section 387 Civil Code (Bürgerliches Gesetzbuch)) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. 30. Notices 30.1 Communications in writing Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated and notwithstanding the provisions in Clause 30.5 (Electronic communication) may be made by fax or letter. 30.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is: (a) in the case of the Company: Address: Kantstrasse 164, Upper West, 10623 Berlin Fax Number: +49 30 700108999 Email: s.kniepen@signa-sportsunited.com Attention: Stefanie Kniepen

34073642v9 137 (b) in the case of each Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; (c) in the case of the Agent: Address: Am Hauptbahnhof 2, 70173 Stuttgart Tel.: +49 711 127 48995 Email: agency@lbbw.de Attention: Birgit Seybold (d) in the case of the Security Agent: Address: Am Hauptbahnhof 2, 70173 Stuttgart Tel.: +49 711 127 49933 Email: agency@lbbw.de Attention: Silvia Molinese or any substitute address or fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five (5) Business Days' notice. 30.3 Delivery (a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective when received (zugegangen), in particular: (i) if by way of fax, when received in legible form; or (ii) if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address, and, if a particular department or officer is specified as part of its address details provided under Clause 30.2 (Addresses), if addressed to that department or officer. (b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose). 34073642v9 138 (c) All notices from or to an Obligor shall be sent through the Agent. (d) Any communication or document by the Finance Parties to the Obligors may be made or delivered to the Company for its own account and for the account of the Obligors. For that purpose each Obligor appoints the Company as its agent of receipt (Empfangsvertreter). (e) Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5.00 p.m. in the place of receipt shall be deemed only to become effective on the following day. 30.4 Notification of address and fax number Promptly upon changing its address, email address or fax number, the Agent shall notify the other Parties. 30.5 Electronic communication (a) Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties: (i) notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and (ii) notify each other of any change to their address or any other such information supplied by them by not less than five (5) Business Days' notice. (b) Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication. (c) Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent only if it is addressed in such a manner as the Agent shall specify for this purpose. (d) Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant 34073642v9 139 communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day. (e) Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 30.5. 30.6 Language (a) Any notice given under or in connection with any Finance Document must be in English or in German. (b) All other documents provided under or in connection with any Finance Document must be: (i) in English or in German; or (ii) if not in English or in German, and if so required by the Agent, accompanied by a certified English or German translation and, in this case, the English/German translation will prevail unless the document is a constitutional, statutory or other official document. 31. Calculations And Certificates 31.1 Accounts In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence (Beweis des ersten Anscheins) of the matters to which they relate. 31.2 Certificates and Determinations (a) The Finance Parties make the certifications or determinations of a rate or amount under any Finance Document in the exercise of their unilateral right to specify performance (einseitiges Leistungsbestimmungsrecht) which they will exercise with reasonable discretion (billiges Ermessen). (b) The Parties agree not to dispute in any legal proceeding the correctness of the determinations and certifications of a rate or amount made by a Finance Party under any 34073642v9 140 Finance Document unless the determinations or certifications are inaccurate on their face or fraud can be shown. 31.3 Day count convention Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Market differs, in accordance with that market practice. 32. Partial Invalidity The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties' intent to uphold this Agreement even without the void, invalid or ineffective provisions. The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement. 33. Remedies And Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any of the Finance Documents. No election to affirm any Finance Document on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law. 34. Amendments And Waivers 34.1 Required consents (a) Subject to Clause 34.2 (All Lender matters) and Clause 34.3 (Other exceptions) any term of the Finance Documents may be amended or waived only with the consent of the

34073642v9 141 Majority Lenders and the Obligors and any such amendment or waiver will be binding on all Parties. (b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 34. 34.2 All Lender matters Subject to Clause 34.4 (Replacement of Screen Rate) an amendment or waiver of any term of any Finance Document that has the effect of changing or which relates to: (a) the definition of Anti-Boycott Laws, Anti-Corruption Laws, Anti-Money Laundering Laws, Majority Lenders, Sanctions Restricted Country, Sanctions Restricted Person, Sanctions, Sanctions Authorities and Sanctions List, in Clause 1.1 (Definitions); (b) an extension to the date of payment of any amount under the Finance Documents; (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (d) a change in currency of payment of any amount under the Finance Documents; (e) an increase in any Commitment, an extension of any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the Facility; (f) a change to the Borrowers or Guarantors other than in accordance with Clause 24 (Changes to the Obligors); (g) any provision which expressly requires the consent of all the Lenders; (h) Clause 2.2 (Finance Parties' rights and obligations), Clause 5.1 (Delivery of a Utilisation Request), Clause 7.1 (Illegality), Clause 7.2 (Change of control), Clause 7.7 (Application of prepayments), Clause 18.17 (Sanctions / Anti-Money Laundering / Anti-Corruption), Clause 19.6 (Compliance related proceedings), Clause 21.19 (Sanctions / Anti-Money Laundering / Anti-Corruption), Clause 23 (Changes to the Lenders), Clause 24 (Changes to the Obligors), Clause 28 (Sharing among the Finance Parties), this Clause 34, Clause 37 (Governing law) or Clause 38.1 (Jurisdiction); 34073642v9 142 (i) the nature or scope of the guarantee and indemnity granted under Clause 17 (Guarantee and indemnity); (j) the release of any Transaction Security or a change in the scope of the Charged Property; or (k) a change in the order of distribution of proceeds of Security enforcement, shall not be made without the prior consent of all the Lenders. 34.3 Other exceptions An amendment or waiver which relates to the rights or obligations of the Agent, the Security Agent or the Arranger (each in their capacity as such) may not be effected without the consent of the Agent, the Arranger or the Security Agent, as the case may be. 34.4 Replacement of Screen Rate Subject to Clause 34.3 (Other exceptions), if a Screen Rate Replacement Event has occurred in relation to any Screen Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to: (a) providing for the use of a Replacement Benchmark in relation to that currency in place of that Screen Rate; and (b) (i) aligning any provision of any Finance Document to the use of that Replacement Benchmark; (ii) enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement); (iii) implementing market conventions applicable to that Replacement Benchmark; (iv) providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or 34073642v9 143 (v) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Company. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Benchmark" means a benchmark rate which is: (a) formally designated, nominated or recommended as the replacement for a Screen Rate by: (i) the administrator of that Screen Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Screen Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Benchmark" will be the replacement under paragraph (ii) above; (b) in the opinion of the Majority Lenders and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or (c) in the opinion of the Majority Lenders and the Company, an appropriate successor to a Screen Rate. "Screen Rate Replacement Event" means, in relation to a Screen Rate: (a) the methodology, formula or other means of determining that Screen Rate has, in the opinion of the Majority Lenders and the Company materially changed; 34073642v9 144 (b) (i) (A) the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent; or (B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate; (ii) the administrator of that Screen Rate publicly announces that it has ceased or will cease, to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate; (iii) the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or (iv) the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or (c) the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Company) temporary; or (ii) that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than the period opposite that Screen Rate in Schedule 13 (Screen Rate contingency periods); or (d) in the opinion of the Majority Lenders and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

34073642v9 145 35. Confidential Information 35.1 Confidentiality Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 23.8 (Security over Lenders' rights), Clause 35.2 (Disclosure of Confidential Information) and Clause 35.3 (Disclosure to numbering service providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. 35.2 Disclosure of Confidential Information Any Finance Party may disclose: (a) to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; (b) to any person: (i) to (or through) whom it assigns or assigns and transfers by way of assumption of contract (Vertragsübernahme) (or may potentially assign or assign and transfer by way of assumption of contract (Vertragsübernahme)) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person's Affiliates, Related Funds, Representatives and professional advisers; (ii) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person's Affiliates, Related Funds, Representatives and professional advisers; 34073642v9 146 (iii) appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (c) of Clause 25.14 (Relationship with the Lenders)); (iv) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above; (v) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (vi) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (vii) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 23.8 (Security over Lenders' rights); (viii) who is a Party; or (ix) with the consent of the Company; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (A) in relation to paragraphs (b)(i), (b)(ii) and b(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (B) in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the 34073642v9 147 Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (C) in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; (c) to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in a form of confidentiality undertaking agreed between the Company and the relevant Finance Party; and (d) to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information. 35.3 Disclosure to numbering service providers (a) Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information: (i) names of Obligors; (ii) country of domicile of Obligors; (iii) place of incorporation of Obligors; 34073642v9 148 (iv) date of this Agreement; (v) Clause 37 (Governing law); (vi) the names of the Agent and the Arranger; (vii) date of each amendment and restatement of this Agreement; (viii) amounts of, and names of, the Facilities (and any tranches); (ix) amount of Total Commitments; (x) currencies of the Facilities; (xi) type of Facilities; (xii) ranking of Facilities; (xiii) Termination Date for Facilities; (xiv) changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and (xv) such other information agreed between such Finance Party and the Company, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. (b) The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. (c) The Company represents that none of the information set out in paragraphs (i) to (xv) of paragraph (a) above is, nor will at any time be, unpublished price-sensitive information. (d) The Agent shall notify the Company and the other Finance Parties of: (i) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

34073642v9 149 (ii) the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider. 35.4 Entire agreement This Clause 35 and Clause 23.8 (Security over Lenders' rights) constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information. 35.5 Inside information Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose. 35.6 Notification of disclosure Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company: (a) of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 35.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (b) upon becoming aware that Confidential Information has been disclosed in breach of this Clause 35. 35.7 Continuing obligations The obligations in this Clause 35 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of twelve (12) months from the earlier of: (a) the date on which all amounts payable by the Obligors under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and 34073642v9 150 (b) the date on which such Finance Party otherwise ceases to be a Finance Party. 36. Confidentiality Of Funding Rates 36.1 Confidentiality and disclosure (a) The Agent and each Obligor agree to keep each Funding Rate confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) below. (b) The Agent may disclose: (i) any Funding Rate to the relevant Borrower pursuant to Clause 8.4 (Notification of rates of interest); and (ii) any Funding Rate to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in a form of confidentiality undertaking agreed between the Agent and the relevant Lender. (c) The Agent may disclose any Funding Rate, and each Obligor may disclose any Funding Rate, to: (i) any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or is otherwise bound by requirements of confidentiality in relation to it; (ii) any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; 34073642v9 151 (iii) any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and (iv) any person with the consent of the relevant Lender. 36.2 Related obligations (a) The Agent and each Obligor acknowledge that each Funding Rate is or may be price- sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate for any unlawful purpose. (b) The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender: (i) of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 36.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and (ii) upon becoming aware that any information has been disclosed in breach of this Clause 36. 36.3 No Event of Default No Event of Default will occur under Clause 22.3 (Other obligations) by reason only of an Obligor's failure to comply with this Clause 36. 37. Governing Law This Agreement and any non-contractual obligations arising out of or in connection with it are governed by German law. 34073642v9 152 38. Enforcement 38.1 Jurisdiction (a) The courts of Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). (b) The Parties agree that the courts of Stuttgart, Germany are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary. (c) Notwithstanding paragraph (a) and (b) above, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions. 38.2 Service of process (a) Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in Germany): (i) irrevocably appoints the Company (the "Process Agent") as its agent for service of process in relation to any proceedings before the German courts in connection with any Finance Document; (ii) agrees that failure by a Process Agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned; and (iii) undertakes to deliver to the Process Agent without undue delay upon execution of this Agreement a process agent appointment letter (the "Process Agent Appointment Letter") substantially in the form of Schedule 12 (Form of Process Agent Appointment Letter) and to send a copy of the executed Process Agent Appointment Letter to the Agent. (b) The Process Agent hereby acknowledges the appointment. The Process Agent shall ensure that documents to be served to an Obligor may validly be served by delivery to the Process Agent. In particular, the Process Agent shall notify the Agent of any change of address, accept any documents delivered to it on behalf of an Obligor and fulfil any requirements of section 171 Code of Civil Procedure (Zivilprozessordnung), in particular

34073642v9 153 present the original Process Agent Appointment Letter to any person effecting the service of process as required pursuant to section 171 sentence 2 Code of Civil Procedure (Zivilprozessordnung). This Agreement has been entered into on the date stated at the beginning of this Agreement. 34073642v9 154 SCHEDULE 1 PART I THE OBLIGORS AT THE EFFECTIVE DATE Name of Original Borrower Registration number (or equivalent, if any) SIGNA Sports United GmbH HRB 241442, Local Court of Munich Internetstores Holding GmbH HRB 740797, Local Court of Stuttgart internetstores GmbH HRB 741359, Local Court of Stuttgart Name of Original Guarantor Registration number (or equivalent, if any) SIGNA Sports United GmbH HRB 241442, Local Court of Munich Internetstores Holding GmbH HRB 740797, Local Court of Stuttgart internetstores GmbH HRB 741359, Local Court of Stuttgart SIGNA Sport Online GmbH HRB 226977, Local Court of Munich Tennis-Point GmbH HRB 9528, Local Court of Gütersloh Dolphin France SAS Registration number 408 364 644 R.C.S. Saint Etienne Name of Additional Guarantor Registration number (or equivalent, if any) Wiggle Limited Company number 02667809 34073642v9 155 SCHEDULE 1 PART II THE LENDERS AT THE EFFECTIVE DATE Name of Original Lender Commitment (in EUR) Landesbank Baden-Württemberg 35,000,000 Name of New Lender Commitment (in EUR) Citicorp North America Inc. 30,000,000 Kreissparkasse Esslingen-Nürtingen 15,000,000 UniCredit Bank AG 20,000,000 Total Commitment 100,000,000 34073642v9 156 SCHEDULE 2 CONDITIONS PRECEDENT PART I CONDITIONS PRECEDENT TO INITIAL UTILISATION 1. Original Obligors (c) In relation to an Original Obligor incorporated or established in Germany an up-to- date copy of an electronic commercial register extract (Handelsregisterausdruck), its articles of association (Satzung), retrieved from the commercial register at a date not earlier than 14 days prior to the execution of this Agreement, or partnership agreement (Gesellschaftsvertrag), copies of any by-laws as well as a list of shareholders (Gesellschafterliste) (if applicable). In relation to an Original Obligor incorporated or established in a jurisdiction other than Germany a copy of its constitutional documents. (d) In relation to an Original Obligor incorporated or established in Germany a copy of a resolution signed by all the holders of the issued shares of such Original Obligor and/or if applicable, a copy of a resolution of the supervisory board (Aufsichtsrat) and/or advisory board (Beirat) of such Original Obligor approving the terms of, and the transactions contemplated by the Finance Documents. In relation to an Original Obligor incorporated in a jurisdiction other than Germany a copy of a resolution signed by all the holders of the issued shares in each such Original Obligor, approving the terms of, and the transactions contemplated by the Finance Documents. (e) A copy of a resolution of the board of directors of each Original Obligor incorporated or established in a jurisdiction other than Germany: (i) approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute the Finance Documents to which it is a party; (ii) authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf; and (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party.

34073642v9 157 (f) For each Original Obligor, a specimen of the signature of each person authorised to execute any Finance Document and other documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which that Original Obligor is a party. (g) In relation to an Original Obligor incorporated in a jurisdiction other than Germany a certificate of the Company (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on such Original Obligor to be exceeded. (h) A certificate of an authorised signatory of the relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement. 2. Finance Documents (a) A fully signed copy of this Agreement. (b) Agreed form Subordination Agreement. 3. Legal opinions (a) A legal opinion of Taylor Wessing Partnerschaftsgesellschaft mbB, legal advisers to the Arranger and the Agent in Germany, substantially in the form distributed to the Original Lender prior to signing this Agreement on the validity and enforceability of the Finance Documents governed by German law. (b) A legal opinion of McDermott Will & Emery Rechtsanwälte Steuerberater LLP the legal advisers to Company in Germany, as regards the capacity, due incorporation or establishment of, and the due execution of the Finance Documents by, the relevant German Original Obligor, substantially in the form distributed to the Original Lender prior to signing this Agreement. (c) A legal opinion of McDermott Will & Emery LLP the legal advisers to Company in France, as regards the capacity, due incorporation or establishment of, and the due execution of the Finance Documents by, the relevant foreign Original Obligor as well as recognition of choice of law and enforcement of judgements of German 34073642v9 158 courts, substantially in the form distributed to the Original Lender prior to signing this Agreement. 4. Other documents and evidence (a) Evidence that any process agent referred to in Clause 38.2 (Service of process), if not an Original Obligor, has accepted its appointment as well as a copy of the executed Process Agent Appointment Letter. (b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Company accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document. (c) PDF copies of the Original Financial Statements of each Original Obligor. (d) A copy of the budget for the current and next three financial years; including an consolidated balance sheet, consolidated income statement and consolidated cash flow statement. (e) A copy of the final SPAC Structure Memorandum including a confirmation letter stating that for the successful implementation of the envisaged structure set out in the SPAC Structure Memorandum it is not required that (i) the Company or any of its Subsidiaries disposes of any assets or funds any amounts to TopCo, MergerSub (each as defined in the SPAC Structure Memorandum) or any other third party exceeding minimal consideration that is necessary for their formation and (ii) it is not required that at any time referred to therein, any person or group of persons acting in concert other than Familie Benko Privatstiftung gains control over the Company.. (f) A structure chart of the Group, indicating shareholding as well as the jurisidiction and legal form of each member of the Group as at 15 April 2021. (g) A structure chart of the Group, indicating shareholding as well as the jurisidiction and legal form of each member of the Group and containing corresponding explanation regarding the SPAC structure (assuming SPAC Transaction has been completed) / Final SPAC Structure Memorandum (including the closing of the 60.6 34073642v9 159 to 66.7% in Midwest Sports Supply LLC, but otherwise on the assumption that no other changes have occurred by then). (h) Information regarding the planned UK Acquisition. (i) Evidence that the Existing Facilities Agreement has been cancelled and will be repaid prior to or with the first Utilisation and that any Security granted in connection therewith is released prior to or will be released with the first Utilisation. (j) Evidence that the fees, costs and expenses then due from the Company pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date. (k) For purposes of identifying the contracting party and beneficial owner pursuant to Anti-Money Laundering laws each Original Obligor confirms in separate statement that it conducts the arrangements made by this Agreement for its own account, in accordance with the terms of this Agreement. (l) All documentation and information required by each Finance Party in relation to each Original Obligor to enable it to comply with all necessary "know your customer" or similar identification procedures with which it is required to comply with under applicable laws and regulations in connection with the transactions contemplated by the Finance Documents. (m) A copy of any other document, authorisation, opinion or assurance specified by the Agent upon a reasonable request from a Lender. 34073642v9 160 SCHEDULE 2 CONDITIONS PRECEDENT PART II CONDITIONS PRECEDENT REQUIRED TO BE DELIVERED BY AN ADDITIONAL OBLIGOR (1) An Accession Letter, duly executed by the Additional Obligor and the Company. (2) In relation to an Additional Obligor incorporated or established in Germany an up- to-date electronic commercial register extract (Handelsregisterausdruck), its articles of association (Satzung), retrieved from the commercial register at a date not earlier than 14 days prior to the date of the accession, or partnership agreement (Gesellschaftsvertrag), copies of any by-laws as well as a list of shareholders (Gesellschafterliste) (if applicable). In relation to an Additional Obligor incorporated in a jurisdiction than other than Germany a copy of its constitutional documents. (3) In relation to an Additional Obligor incorporated or established in Germany a copy of a resolution signed by all the holders of the issued shares in such Additional Obligor and/or if applicable a copy of a resolution of the supervisory board (Aufsichtsrat) and/or if applicable the advisory board (Beirat) of such Additional Obligor approving the terms of, and the transactions contemplated by the Finance Documents. In relation to an Additional Obligor incorporated in a jurisdiction other than Germany a copy of a resolution signed by all the holders of the issued shares in each such Additional Obligor, approving the terms of, and the transactions contemplated by the Finance Documents. (4) A copy of a resolution of the board of directors of the Additional Obligor incorporated or established in a jurisdiction other than Germany: (a) approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute the Accession Letter; (b) authorising a specified person or persons to execute the Accession Letter on its behalf; and (c) authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents.

34073642v9 161 (5) A specimen of the signature of each person authorised to execute any Finance Document and other documents and notices (including, if relevant, any Utilisation Request) to be signed and/or despatched by it under or in connection with the Finance Documents to which that Additional Obligor is a party. (6) In relation to an Additional Obligor incorporated or established in a jurisdiction other than Germany a certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing, as appropriate, the Total Commitments would not cause any borrowing, guaranteeing or similar limit binding on it to be exceeded. (7) A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 (Conditions Precedent) is correct, complete and in full force and effect as at a date no earlier than the date of the Accession Letter. (8) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable in connection with the entry into and performance of the transactions contemplated by the Accession Letter or for the validity and enforceability of any Finance Document. (9) If available, the latest audited financial statements of the Additional Obligor. (10) A legal opinion of Taylor Wessing Partnerschaftsgesellschaft mbB, legal advisers to the Arranger and the Agent in Germany as to validity and enforceability of the Accession Letter executed in connection with the accession of the Additional Guarantor. (11) Legal Opinion(s) of the legal advisor to the Additional Guarantor in the jurisdiction in which the Additional Obligor is incorporated (any any other relevant Obligor) as to capacity, due incorporation or establishment of, and the due execution of the Finance Documents by, the relevant Additional Obligor as well as, in case of an Additional Obligor incorporated or established in a jurisdiction other than Germany, recognition of choice of law and enforcement of judgements of German courts. (12) If the proposed Additional Obligor is incorporated in a jurisdiction other than Germany, evidence that the process agent specified in Clause 38.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed 34073642v9 162 Additional Obligor together with a copy of the executed Process Agent Appointment Letter in relation to the proposed Additional Obligor. 34073642v9 163 SCHEDULE 3 UTILISATION REQUEST From: [Borrower] To: [Landesbank Baden-Württemberg Attn. Kerstin Babel OE 4243 Kredit Neu 3 Kerstin.babel@LBBW.de ] Dated: Dear Sirs [Company] [ ] Facility Agreement dated [ ] (the "Agreement") 1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request. 2. We wish to borrow a Loan on the following terms: Proposed Utilisation Date: [ ] (or, if that is not a Business Day, the next Business Day) Currency of Loan: [ ] Amount: [ ] or, if less, the Available Facility Interest Period: [ ] 3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) of the Agreement is satisfied on the date of this Utilisation Request. 4. The Company confirms to each Finance Party that each of the Repeated Representations is true and correct as at the date hereof as if made by reference to the facts and circumstances existing on the date hereof. 5. [This Loan is to be made in [whole]/[part] for working capital purposes.] 1 [This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan.] 2 The proceeds of this Loan should be credited to [account]. 1 Only, in case of a cash-utilisation. 2 Only, in case of a rollover-loan. 34073642v9 164 6. This Utilisation Request is irrevocable.

34073642v9 165 Yours faithfully authorised signatory for [name of relevant Borrower] authorised signatory for [name of Company]** ** If different from Borrower. 34073642v9 166 SCHEDULE 4 FORM OF EXTENSION REQUEST From: [Borrower] To: [Landesbank Baden-Württemberg Attn. Kerstin Babel OE 4243 Kredit Neu 3 Kerstin.babel@LBBW.de ] Dated: Dear Sirs [Company] [ ] Facility Agreement dated [ ] (the "Agreement") 1. We refer to the Agreement. This is an Extension Request. Terms defined in the Agreement have the same meaning in this Extension Request unless given a different meaning in this Extension Request. 2. We wish to request through you that [each Lender extend the Original Termination Date for a period of one (1) year to the First Extension Date.] / [each Lender extend the First Extension Date for a period of a further one (1) year or the Original Termination Date for a period of two (2) years to the Second Extension Date] /[each Lender extend the Original Termination Date for a period of two (2) years to the Second Extension Date]. 3. This Extension Request is irrevocable. Yours faithfully authorised signatory for [name of Company]** ** If different from Borrower. 34073642v9 167 SCHEDULE 5 FORM OF TRANSFER CERTIFICATE To: [ ] as Agent From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender") Dated: [Company] [ ] Facility Agreement dated [ ] (the "Agreement") We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. 1. We refer to Clause 23.6 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement: (a) The Existing Lender and the New Lender agree to the Existing Lender assigning and transferring to the New Lender by assumption of contract (Vertragsübernahme) of the Agreement and in accordance with Clause 23.6 (Procedure for assignment and transfer by assumption of contract (Vertragsübernahme)) of the Agreement, all of the Existing Lender's rights and obligations under the Agreement and the other Finance Documents which relate to that portion of the Existing Lender's Commitment(s) and participations in Loans under the Agreement as specified in the Schedule. (b) The proposed Transfer Date is [ ]. (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 30.2 (Addresses) of the Agreement are set out in the Schedule. 2. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 23.5 (Limitation of responsibility of Existing Lenders) of the Agreement. 3. The New Lender expressly confirms that it [can/cannot] exempt the Agent and the Security Agent from the restrictions pursuant to section 181 Civil Code (Bürgerliches Gesetzbuch) and similar restrictions applicable to it pursuant to any other applicable law as provided for in paragraph (c) of Clause 25.1 (Appointment of the Agent) and paragraph (c) of Clause 26.1 (Appointment of Security Agent). 34073642v9 168 4. The New Lender confirms, for the benefit of the Agent and without liability to any Obligor, that it is: (a) [a Qualifying Lender (other than a Treaty Lender)]; (b) [a Treaty Lender;] (c) [not a Qualifying Lender]3 5. This Transfer Certificate and any non-contractual obligations arising out of or in connection with it are governed by German law. 6. This Transfer Certificate has been entered into on the date stated at the beginning of this Transfer Certificate. 3 Delete as applicable - each New Lender is required to confirm which of these three categories it falls within.

34073642v9 169 THE SCHEDULE Commitment/rights and obligations to be assigned and transferred by way of assumption of contract (Vertragsübernahme) [insert relevant details] [Facility Office address, fax number and attention details for notices and account details for payments,] [Existing Lender] [New Lender] By: By: This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as [ ]. [Agent] By: 34073642v9 170 SCHEDULE 6 FORM OF ACCESSION LETTER To: [ ] as Agent From: [Subsidiary] and [Company] Dated: Dear Sirs [Company] [ ] Facility Agreement dated [ ] (the "Agreement") 1. We refer to the Agreement. This is an Accession Letter. Terms defined in the Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter. 2. [Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Agreement as an Additional [Borrower]/[Guarantor] pursuant to [Clause 24.2 (Additional Borrowers)]/[Clause 24.4 (Additional Guarantors)] of the Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction]. 3. [The Company confirms that no Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower.]4 4. We confirm to each Finance Party that each of the Repeated Representations is true and correct in relation to us as at the date hereof as if made by reference to the facts and circumstances existing on the date hereof. 5. [Subsidiary's] administrative details are as follows: Address: Fax No: Attention: 6. This Accession Letter and any non-contractual obligations arising out of or in connection with it are governed by German law. [Company] [Subsidiary] 4 Include in the case of an Additional Borrower. 34073642v9 171 SCHEDULE 7 FORM OF RESIGNATION LETTER To: [ ] as Agent From: [resigning Obligor] and [Company] Dated: Dear Sirs [Company] [ ] Facility Agreement dated [ ] (the "Agreement") 1. We refer to the Agreement. This is a Resignation Letter. Terms defined in the Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter. 2. Pursuant to [Clause 24.3 (Resignation of a Borrower)]/[Clause 24.6 (Resignation of a Guarantor)] of the Agreement, we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Agreement. 3. We confirm that: (a) no Default is continuing or would result from the acceptance of this request; and (b) [ ]* 4. This Resignation Letter and any non-contractual obligations arising out of or in connection with it are governed by German law. [Company] [Subsidiary] By: By: * Insert any other conditions required by the Facility Agreement. 34073642v9 172 SCHEDULE 8 EXISTING SECURITY

34073642v9 173 SCHEDULE 9 EXISTING FINANCIAL INDEBTEDNESS 34073642v9 174 SCHEDULE 10 FORM OF COMPLIANCE CERTIFICATE To: [ ] as Agent From: [Company] Dated: Dear Sirs [Company] [ ] Facility Agreement dated [ ] (the "Agreement") 1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate. 2. We confirm that: [Insert details of covenants to be certified] 3. [We confirm that no Default is continuing.]* Signed: Director Director of of [Company] [Company] [insert applicable certification language]** [for and on behalf of [name of auditors of the Company]]*** * If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it. ** To be agreed with the Company's auditors and the Lenders prior to signing the Agreement. *** Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the auditors. To be agreed with the Company's auditors prior to signing the Agreement.

34073642v9 175 SCHEDULE 11 TIMETABLES Loans in euro Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) for the first Utilisation U-1 5:00 pm Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)) U-3 11:00 am Agent determines (in relation to a Utilisation) the amount of the Loan, if required under Clause 5.4 (Lenders' participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders' participation) U-3 Noon EURIBOR is fixed Quotation Day 11:00 am (Brussels time) in respect of EURIBOR "U-X" = X Business Days prior to date of utilisation 34073642v9 176 SCHEDULE 12 FORM OF PROCESS AGENT APPOINTMENT LETTER To: [ ] as process agent From: [Obligor] Date: Dear Sirs [Company] [ ] Facility Agreement dated [ ] (the "Agreement") We refer to the Agreement and hereby irrevocably appoint you as our agent for service of process in relation to any proceeding before any German court in connection with the above mentioned Agreement. Signed: Director Director of of [Obligor] [Obligor] 34073642v9 177 SCHEDULE 13 SCREEN RATE CONTINGENCY PERIODS Screen Rate Period EURIBOR 30 days